UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                 Filed by a Party other than the Registrant  ☐

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

PARTY CITY HOLDCO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARTY CITY HOLDCO INC.

80 Grasslands Road

Elmsford, NY 10523

[                ], 2019

Dear Stockholder:

We cordially invite you to attend our 2019 Annual Meeting of Stockholders on Thursday, June 6, 2019, at 10:00 a.m. (local time), to be held at 100 Grasslands Road, Elmsford, NY 10523. We hope that you will be able to attend.

Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to each of our stockholders providing instructions on how to access our proxy materials and fiscal 2018 Annual Report over the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials.

Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made available a copy of our fiscal 2018 Annual Report with this proxy statement. We encourage you to read our fiscal 2018 Annual Report. It includes our audited financial statements and provides information about our business and products.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted.

Sincerely,

James M. Harrison Chief Executive Officer

PARTY CITY HOLDCO INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2019

The Annual Meeting of Stockholders (the “Annual Meeting”) of Party City Holdco Inc. (the “Company” or “Party City”) will be held at 100 Grasslands Road, Elmsford, NY 10523 on Thursday, June 6, 2019, at 10:00 a.m. (local time), for the following purposes as further described in the proxy statement accompanying this notice:

1)	To adopt the Company’s Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors (the “Board”) of the Company.

2)

If Proposal 1 to declassify the Board is approved by the Company’s stockholders, to elect ten (10) directors named in this proxy statement, each to hold office until the Company’s annual meeting of stockholders in 2020, or until his or her successor has been duly elected and qualified.

3)

If Proposal 1 to declassify the Board is not approved by the Company’s stockholders, to elect three (3) directors named in this proxy statement, each serving until the annual meeting of stockholders in 2022, or until his or her successor has been duly elected and qualified.

4)	To approve, on an advisory basis, the compensation paid by the Company to its named executive officers (the “say-on-pay proposal”).

5)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal 2019.

6)	To consider any other business properly brought before the meeting.

Stockholders of record at the close of business on April 10, 2019 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.

Since Proposal 1 has an extremely high vote requirement, your vote is important, regardless of the number of shares you own. We urge you to please vote your proxy on this important matter. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you cannot attend.

To attend the Annual Meeting, you must demonstrate that you were a Party City stockholder as of the close of business on April 10, 2019 or hold a valid proxy for the Annual Meeting from any such stockholder. The proxy card includes an admission ticket for one stockholder to attend the Annual Meeting. You may alternatively present a brokerage statement showing proof of your ownership of Party City stock as of April 10, 2019. All stockholders must also present a valid form of government-issued picture identification in order to attend. Please arrive a few minutes early to allow time for these procedures.

By Order of the Board of Directors

Joseph J. Zepf Secretary

Elmsford, NY

[                ], 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 6, 2019: This proxy statement and our fiscal 2018 Annual Report to stockholders are available at www.proxyvote.com as well as on the Investor Relations section of our website at investor.partycity.com.

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PARTY CITY HOLDCO INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2019

PROXY STATEMENT

General Information

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Party City Holdco Inc. (the “Company” or “Party City”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m. (local time) on Thursday, June 6, 2019 at 100 Grasslands Road, Elmsford, NY 10523.

Important Notice Regarding the Internet Availability of Proxy Materials. We save significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with Securities and Exchange Commission (“SEC”) rules. On or about [ ], 2019, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our fiscal 2018 Annual Report on Form 10-K online. The Notice of Internet Availability of Proxy Materials, which cannot itself be used to vote your shares, also provides instructions on how to vote by Internet and how to request a paper copy of the proxy materials, if you so desire. The Notice includes a control number that must be entered at the website in order to view the proxy materials. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement and fiscal 2018 Annual Report on Form 10-K are available to you at www.proxyvote.com.

Who May Vote

The Board has set April 10, 2019 as the record date. As of the record date, 93,789,991 shares of common stock, $0.01 par value per share, of the Company were outstanding. Additionally, as of such date, 120,970,895 shares were issued. Stockholders are entitled to one vote per share of common stock outstanding on the record date on any matter presented at the Annual Meeting.

How To Vote

By Internet. You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and proxy card.

By Telephone. You can vote your proxy over the telephone by calling 1-800-690-6903. You must have your Notice and proxy card available when you call.

By Mail. You can vote by mail by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you do not have any of these materials and are the beneficial owner (i.e. hold your shares in street name), you must contact your broker, bank or other nominee to obtain your voting instructions. Please allow sufficient time for delivery if you decide to vote by mail. Further, please do not mail in the Notice, as it is not intended to serve as a voting instrument.

At the Annual Meeting. If you attend the Annual Meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting. However, if your shares are held in street name, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the stockholder of record.

The shares voted electronically or represented by the proxy cards received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 5, 2019.

How Proxies Work

The Board of Directors is asking for your proxy. This means you authorize James M. Harrison and Joseph J. Zepf (members of Party City’s management and stockholders of the Company) as proxyholders to vote your shares at the Annual Meeting in the manner you direct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions. If you do not specify how you wish the proxyholders to vote your shares, then they will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxyholders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, and the applicable proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting if you obtain a legal proxy. Your broker, bank or nominee has enclosed voting instructions for you to use in directing the broker, bank or nominee on how to vote your shares.

You may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail (if you have elected electronic delivery of proxy materials) or more than one paper copy of the proxy materials, including multiple copies of this Proxy Statement, multiple proxy cards or voting instruction forms and multiple copies of the fiscal 2018 Annual Report, depending on how you hold your shares. For example, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail or more than one proxy card. If you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability of Proxy Materials, a separate e-mail or a separate voting instruction form for each brokerage account in which you hold your shares. To vote all of your shares, you must vote separately as described above under “How to Vote” for each Notice of Internet Availability of Proxy Materials, e-mail notification or proxy card and/or voting instruction form that you receive.

Quorum

Transaction of business at the Annual Meeting may occur only if a quorum is present. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of all outstanding common stock of the Company shall constitute a quorum. If a quorum is not reached, the Annual Meeting will be adjourned until a later time.

Revoking Your Proxy or Changing Your Vote

If you are a stockholder of record, you may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to the Company’s Secretary for receipt by the Company’s Secretary at or before the Annual Meeting, to Party City, 80 Grasslands Road, Elmsford, NY 10523, (ii) delivering a proxy bearing a later date using any of the voting methods described above under “How to Vote,” including by phone or via the Internet, and until the applicable deadline for each method specified in the accompanying proxy card or voting instruction form, or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

If you hold your shares through an account with a bank, broker or similar organization, you may change or revoke your voting instructions by following the specific directions provided to you by the holder of record, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

Votes Needed

The following are the voting requirements for each proposal:

Proposal One: Adoption of the Second Amended and Restated Certificate of Incorporation. The adoption of the Second Amended and Restated Certificate of Incorporation will require “FOR” votes from the holders of not less than sixty-six and two-thirds percent (66 2/3%) entitled to vote on the amendment.

Proposals Two and Three: Election of Directors. The election of directors will be determined by a plurality of the votes cast, meaning that the nominees with the greatest number of votes cast for election, even if less than a majority, will be elected.

Proposal Four: Advisory Vote on Named Executive Officer Compensation. Approval, on an advisory basis, of the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy. The results of the advisory vote will not be binding on the Company or the Board. The Compensation Committee of the Board will, however, review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal Five: Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm of the Company for fiscal 2019 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy.

Other Items. For any other matters, the affirmative vote of a majority of the votes cast on the item at the Annual Meeting in person or by proxy will be required for approval.

Withhold Votes, Abstentions and Broker Non-Votes

Abstentions and broker non-votes are counted as present or represented for purposes of determining a quorum for the Annual Meeting. A broker non-vote is a proxy from a brokerage firm or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the brokerage firm or other nominee does not have discretionary voting power. Shares held by a brokerage firm or other nominee that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

Under the rules and regulations of the New York Stock Exchange (the “NYSE rules”), the proposal to ratify the appointment of E&Y as the Company’s independent registered public accounting firm for fiscal 2019 is considered a “routine” matter, which means that brokerage firms or other nominees may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions. However, the election of directors, the adoption of the Second Amended and Restated Certificate of Incorporation and the approval of named executive officers’ compensation are “non-routine” matters under the NYSE rules, which means brokerage firms or other nominees that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to Proposal One, adoption of the Company’s Second Amended and Restated Certificate of Incorporation to declassify the Board, abstentions and broker non-votes will have the effect of being counted as a vote “against” the proposal. With respect to Proposal Two and Proposal Three, the election of directors, only “for” and “withhold” votes may be cast, and broker non-votes will have no effect on the outcome of this proposal. With respect to Proposal Four, the approval of named executive officers’ compensation, abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have any effect on the outcome of the proposal. With respect to Proposal Five, the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for fiscal 2019, abstentions will have no effect on the outcome of the proposal.

Board’s Voting Recommendations

The Board recommends that you vote your shares:

•	“FOR” the adoption of the Company’s Second Amended and Restated Certificate of incorporation to declassify the Board;

•	“FOR ALL” to elect all of the director nominees named in this Proxy Statement to the Board;

•	“FOR” the approval, on an advisory basis, of the Company’s named executive officer compensation; and

•	“FOR” the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for fiscal 2019.

Advisory Votes on the Frequency of Say-On-Pay Proposal

In an advisory vote on the frequency of the say-on-pay proposal held at our 2016 Annual Meeting of Stockholders, stockholders voted in favor of holding a say-on-pay vote every three years. In light of this result and other factors, the Board of Directors determined to hold the say-on-pay vote every three years. The Company will hold its next advisory vote on say-on-pay at the 2022 Annual Meeting of Stockholders.

Solicitation of Proxies

This solicitation is being made by our Board. We will bear all costs of this proxy solicitation, including the cost of preparing, printing and delivering materials, the cost of the proxy solicitation and the expenses of brokers, fiduciaries and other nominees who forward proxy materials to stockholders.

Stockholder List

For ten days prior to the Annual Meeting, a complete list of stockholders will be available during regular business hours at our principal executive office, 80 Grasslands Road, Elmsford, New York 10523. A stockholder may examine the list for any legally valid purpose related to the Annual Meeting.

Voting Results

The Company will announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days of the completion of the Annual Meeting.

Attending In Person

Only stockholders of record as of the close of business on April 10, 2019, their properly designated proxies and guests of the Company may attend the Annual Meeting. You may be asked to present valid photo identification, such as a driver’s license or passport, for admittance. If you are a stockholder of record, your ownership as of the record date will be verified against the list of stockholders of record on the record date prior to your admission to the Annual Meeting. If you are not a stockholder of record, but hold your shares through a bank, broker or similar organization, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement showing ownership as of April 10, 2019. If you do not provide valid photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Conduct of the Meeting

Pursuant to the Company’s Amended and Restated Bylaws, the Chairman of the Board will act as chairman and preside over the Annual Meeting. The Chairman has broad authority to conduct the meeting in an orderly and timely manner. This authority includes making all rulings on matters of procedure at the Annual Meeting, including recognizing stockholders or proxies who wish to speak, determining the extent of discussion on each item of business and managing disruptions or disorderly conduct.

CORPORATE GOVERANCE

Leadership of the Board

The Board is responsible for the oversight of the Company’s overall strategy and operations. The Board is committed to objective oversight of the Company’s management, especially through its independent leadership and committee membership.

The Company does not have a fixed policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman of the Board and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders at such time. Currently, the roles of Chief Executive Officer and Chairman of the Board are separate, and our Chairman of the Board is an independent director. The Chief Executive Officer is responsible for the general management, oversight, leadership, supervision and control of the day-to-day business and affairs of the Company and ensures that all directions of the Board are carried into effect. The Chairman is charged with presiding over all meetings of the Board and the Company’s stockholders and providing advice and counsel to the Chief Executive Officer and other Company officers regarding the Company’s business and operations.

Board Independence

Our Corporate Governance Guidelines provide that our Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the NYSE. The Board evaluates any relationships of each director and nominee with the Company and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of the NYSE. Our Board reviews any transactions and relationships between each non-management director or any member of his or her immediate family and the Company. The purpose of this review is to determine whether there were any such relationships or transactions and, if so, whether they were inconsistent with a determination that the director was independent. As a result of our review process described above, our Board unanimously determined that Messrs. Abbrecht, Collins, Creekmuir, Haber, Matthews, and Weiss and Mses. Klinger and Millstone-Shroff are independent under the governance and listing standards of the NYSE.

After considering all of the relevant facts and circumstances, the Board has determined that each member of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee qualifies as independent in accordance with the rules established by the SEC and the NYSE for such committees.

Board Expertise and Diversity

We seek to have a Board that represents diversity as to experience, gender and ethnicity/race, but we do not have a formal policy with respect to diversity. We also seek a Board that reflects a range of talents, ages, skills, viewpoints, professional experience, educational background and expertise to provide sound and prudent guidance with respect to our operations and interests. All of our directors are financially literate, and two of our Audit Committee members are audit committee financial experts.

Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. The full Board receives these reports in order to aid its understanding of the Company’s risk identification, risk management and risk mitigation strategies. While the Audit, Compensation and Nominating and Governance Committees are responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is informed of such risks at the Board meetings, following a given committee meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board Annual Performance Reviews

Our Corporate Governance Guidelines provide that the Nominating and Governance Committee shall be responsible for periodically, and at least annually, conducting a self-evaluation of the Board as a whole. In addition, the written charters of the Audit Committee, Nominating and Governance Committee, and the Compensation Committee provide that each such committee shall evaluate its performance on an annual basis using criteria that it has developed and shall report to the Board on its findings.

Board Nominees

Pursuant to its charter, our Nominating and Governance Committee is responsible for recommending to the Board candidates to stand for election to the Board at the Company’s annual meeting of stockholders and for recommending candidates to fill vacancies on the Board that may occur between annual meetings of stockholders. The Corporate Governance Guidelines provide that nominees for director shall be selected on the basis of their personal and professional ethics, integrity and values, business acumen and interest in the Company. Board members are expected to become and remain informed about the Company, its business and its industry and prepare for, attend and participate in all Board and applicable committee meetings. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. In addition, the Committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills.

The Nominating and Governance Committee will consider recommendations of director nominees by stockholders so long as such recommendations are sent on a timely basis and are otherwise in accordance with our Amended and Restated Bylaws and applicable law. The Nominating and Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. We did not receive any director nominations by stockholders for the 2019 Annual Meeting.

To further strengthen and diversify our Board, the Nominating and Governance Committee conducted a director search process to identify and evaluate potential director appointees. Following a detailed process that included review of the mix of specific experience, qualifications, and skills of the Company’s directors, the Nominating and Governance Committee and the Board decided to increase the size of the Board from nine directors to ten directors, and appointed Ms. Millstone-Shroff in February 2019 to fill the vacancy created by the increase in the size of the Board.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisers and other matters. The Nominating and Governance Committee of the Board reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Corporate Code of Business Conduct and Ethics for its directors, officers and employees. The Corporate Governance Guidelines and Corporate Code of Business Conduct and Ethics are posted on the Company’s website at investor.partycity.com under the Corporate Governance section. If we make any substantive amendment to the Corporate Code of Business Conduct and

Ethics or grant any waiver, including any implicit waiver, from a provision of the Corporate Code of Business Conduct and Ethics to certain executive officers, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on our website or in a report on Form 8-K.

Communications with Directors

The Company is committed to ensuring that the views of stockholders and other interested parties are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders and other interested parties may communicate with the Board or individual directors, as applicable, by sending a letter to the director, c/o Secretary, Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523. All such letters will be promptly forwarded to the Board or individual directors, as applicable, by the Secretary.

Board Meetings and Annual Meeting Attendance

During the year ended December 31, 2018, the Board held six meetings. Each of the current directors attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that director served during such period, except for Morry J. Weiss with respect to (ii). The Company does not have a formal policy regarding director attendance at the annual meeting of stockholders of the Company. Each director who is up for election at the 2019 Annual Meeting or who has a term that continues after the Annual Meeting is expected to attend the Annual Meeting. All directors then in office, except Morry J. Weiss, attended the 2018 Annual Meeting of stockholders.

In addition to regular meetings of the full Board, the Company’s non-management directors regularly meet in executive sessions without management participation. Currently, Norman S. Matthews, Chairman, presides over such executive sessions. Prior to the appointment of an independent director as Chairman, the non-management directors would designate a director to preside over each executive session.

Committees of the Board

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee operates pursuant to a charter that has been approved by the Board. The current composition of each committee is as follows:

	Audit Committee	Compensation Committee	Nominating and Governance Committee
Todd M. Abbrecht (1)		Chairman
Steven J. Collins (2)		✓	Chairman
William S. Creekmuir	Chairman
Douglas A. Haber (1)			✓
Lisa K. Klinger	✓
Norman S. Matthews		✓	✓
Morry J. Weiss	✓

(1)	Todd M. Abbrecht served as a member of the Nominating and Governance Committee until June 2018. Douglas A. Haber was appointed to the Nominating and Governance Committee in June 2018.
(2)

Steven J. Collins was appointed to the Compensation Committee and as Chairman of the Nominating and Governance Committee in June 2018. Prior to June 2018, Joshua M. Nelson, a former director of the Company, served as a member of the Compensation Committee and Norman Matthews served as the Chairman of the Nominating and Governance Committee.

Audit Committee

The Audit Committee’s primary duties and responsibilities are to:

•

appoint, compensate, retain and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and review and appraise the audit efforts of our independent accountants;

•	review our reports filed with or furnished to the SEC that include financial statements, results or guidance;

•	establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

•	engage independent counsel and other advisers, as necessary;

•	determine funding of various services provided by accountants or advisers retained by the Committee;

•	serve as an independent and objective party to oversee our internal controls and procedures system; and

•	provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

Our Board has determined that each director appointed to the Audit Committee is financially literate and that each of Mr. Creekmuir and Ms. Klinger is an “audit committee financial expert” within the meaning of the SEC regulations and has accounting or related financial management expertise under the listing standards of the NYSE. Our Board has adopted a written charter pursuant to which the Audit Committee operates, which is reviewed periodically and at least annually. The Audit Committee met seven times during fiscal 2018.

Compensation Committee

The Compensation Committee is responsible for:

•

reviewing and approving corporate and individual goals and objectives relevant to executive officer compensation and evaluating the performance of executive officers in light of the goals and objectives;

•	reviewing and approving executive officer compensation;

•	reviewing and approving the Chief Executive Officer’s compensation based upon the Compensation Committee’s evaluation of the Chief Executive Officer’s performance;

•

making recommendations to the Board of Directors regarding the adoption of new incentive compensation and equity-based plans, and administering our existing incentive compensation and equity-based plans;

•	making recommendations to the Board of Directors regarding compensation of the members of the Board of Directors and its committees;

•

reviewing and discussing with management the compensation discussion and analysis to be included in our filings with the SEC and preparing an annual compensation committee report for inclusion in our annual proxy statement;

•	reviewing and approving generally, any significant non-executive compensation and benefits plans;

•	analyzing risk as part of the review of our compensation policies and practices for all employees;

•	reviewing our significant policies, practices and procedures concerning human resource-related matters; and

•	overseeing any other such matters as the Board of Directors shall deem appropriate from time to time.

Our Board has adopted a written charter under which the Compensation Committee operates, and the charter is reviewed annually. The Compensation Committee met five times during fiscal 2018.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for and oversees:

•	recruiting and retention of qualified persons to serve on our Board of Directors;

•	proposing such individuals to the Board of Directors for nomination for election as directors and to fill any vacancies on the Board of Directors;

•	evaluating the performance, size and composition of our Board of Directors; and

•	compliance activities and governance policies.

Our Board has adopted a written charter pursuant to which the Nominating and Governance Committee operates, which is reviewed periodically. The Nominating and Governance Committee met three times during fiscal 2018.

The charters for each of our Board committees are available on our website at investor.partycity.com under the Corporate Governance section. References to any website addresses are not intended to function as hyperlinks and, except as specified herein, the information contained on or accessible through such websites is not part of this Proxy Statement.

PROPOSAL 1

ADOPTION OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

The Board of Directors approved, adopted and declared advisable the adoption of the Company’s Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors. The Board of Directors regularly reviews the Company’s corporate governance practices. After careful consideration, the Board of Directors determined that it would be in our best interests and the best interests of the Company’s stockholders to declassify the Board of Directors, which will allow the stockholders to vote on the election of the entire board each year, rather than on a staggered basis as with the current classified board structure. If this Proposal 1 is approved by the stockholders, the Company’s Amended and Restated Certificate of Incorporation will be amended and restated in its entirety as set forth in the Second Amended and Restated Certificate of Incorporation attached hereto as Appendix A.

Currently, the Amended and Restated Certificate of Incorporation divides board members into three classes, with the directors in each class being elected for a three-year term. The term of the three classes is staggered so that only one class of directors is nominated for election at any one annual stockholder meeting. The Board of Directors has considered the advantages and disadvantages of maintaining a classified board structure and has concluded that an unclassified board is in the Company’s best interests and the best of interests of its stockholders. There are valid arguments in favor of and in opposition to a classified board structure. Proponents of a classified board structure believe it promotes continuity and stability in the management of a company’s business and affairs, reducing vulnerability to coercive takeover tactics and special interest groups who may not be acting in the best interests of all stockholders, encouraging directors to take a long-term perspective and enhancing the independence of non-management directors by providing them with a longer term of office and insulating them against pressure from management or special interest groups. On the other hand, the Board of Directors believes that corporate governance standards have evolved and that many investors now believe that the election of directors is the primary means for stockholders to influence corporate governance policies and increase the Board of Directors’ and management’s accountability to stockholders. Annual elections of directors will provide the Company’s stockholders with the opportunity to register their views on the performance of the entire Board of Directors each year.

If the Second Amended and Restated Certificate of Incorporation is approved by the Company’s stockholders, the entire Board of Directors will be elected annually for one-year terms beginning with the Annual Meeting. All directors elected at and after the Annual Meeting will serve a one-year term expiring at the next annual meeting of stockholders. If approved, this Proposal 1 will permit the Company’s stockholders to vote on the election of all directors every year. If the Company’s stockholders do not approve this Proposal 1, the Board of Directors will remain classified. The incumbent Class II and Class III directors have agreed to resign from their current terms if stockholders approve the Second Amended and Restated Certificate of Incorporation and stand for re-election for a one year term at the Annual Meeting.

Under Delaware corporate law, stockholders may be limited to removing directors for cause only if the corporation has a classified board structure. Accordingly, in conjunction with the proposal to declassify the Board, we also are proposing to amend the Amended and Restated Certificate of Incorporation such that all directors may be removed from office at any time, with or without cause, by the holders of at least seventy-five percent (75%) of the voting power of the Company’s outstanding shares of capital stock entitled to vote. Under Delaware corporate law, directors cannot be removed by other directors, and the proposed amendment will not change this.

If approved by the requisite vote of the stockholders, the Second Amended and Restated Certificate of Incorporation will become effective in connection with its filing with the Secretary of State of the State of Delaware. This summary of the proposed Second Amended and Restated Certificate of Incorporation is qualified in its entirety by the text of the Second Amended and Restated Certificate of Incorporation, marked to show proposed changes, attached as Appendix A.

In addition, the Board of Directors have approved conforming amendments to the Company’s Amended and Restated Bylaws which shall be subject to and contingent upon adoption of the Second Amended and Restated Certificate of Incorporation and which would become effective as of the effectiveness of the Second Amended and Restated Certificate of Incorporation. If Proposal 1 is approved and adopted by the Company’s stockholders, the Company’s Amended and Restated Bylaws would be amended and restated in their entirety as set forth in Appendix B, marked to show proposed changes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASIFFY THE BOARD.

PROPOSAL 2

IF PROPOSAL 1 IS APPROVED, TO ELECT TEN DIRECTORS

As described in Proposal 1, the Board of Directors approved, and recommended that the stockholders approve, the adoption of the Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors, effective at the Annual Meeting. If the Company’s stockholders approve Proposal 1 at the Annual Meeting, ten (10) directors recommended by our Board will stand for election pursuant to this Proposal 2 to hold office until the annual meeting of stockholders in 2020, or until their respective successors have been duly elected and qualified. If the Company’s stockholders do not approve Proposal 1, three (3) directors recommended by our Board will instead stand for election pursuant to Proposal 3 to hold office until the annual meeting of stockholders in 2022, or until their respective successors have been duly elected and qualified.

Upon the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated Messrs. Abbrecht, Collins, Creekmuir, Haber, Harrison, Matthews, Rittenberg and Weiss and Mses. Klinger and Millstone-Shroff to serve as directors. Each nominee has consented to be named in this proxy statement and agreed to continue to serve as a director if elected by the stockholders. If any of them should become unavailable, the Board may designate a substitute nominee. In that case, the proxy holders named as proxies in the accompanying proxy card will vote for the Board’s substitute nominee and make appropriate disclosures. Alternatively, our Board may leave the position vacant or reduce the size of the Board of Directors.

The Company seeks nominees with established strong professional reputations, sophistication, business acumen and experience in retail and consumer industries. The Company also seeks nominees with experience in substantive areas that are important to the Company’s business such as international operations; accounting, finance and capital structure; strategic planning and leadership of complex organizations; human resources and development practices; and strategy and innovation. The Company’s nominees hold or have held senior executive positions in large, complex organizations or in businesses related to important substantive areas, and in these positions have also gained experience in core management skills and substantive areas relevant to our business. The nominees also have experience serving on boards of directors and board committees of other organizations, and each of the nominees has an understanding of public company corporate governance practices and trends.

In addition, all of the Company’s nominees have prior service on the Board, which has provided them with significant exposure to both our business and the industry in which we compete. The Company believes that all its nominees possess the professional and personal qualifications necessary for board service, and the particularly noteworthy attributes for each director is highlighted in the individual biographies below.

Nominees for Election as Directors

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Todd M. Abbrecht has been a member of our Board since July 2012. Mr. Abbrecht is a Managing Director and Head of Private Equity at THL, which he joined in 1992. Mr. Abbrecht previously served as Co-Head of the Consumer & Healthcare group at THL. Prior to joining THL, Mr. Abbrecht worked at Credit Suisse First Boston in its Mergers and Acquisitions Department. Mr. Abbrecht is a director of CSafe Global, Healthcare Staffing Services, Juvare, PCI Pharma Services, Professional Physical Therapy and Syneos Health. His prior directorships include Affordable Residential Communities, Aramark, Curo Health Services, Dunkin’ Brands, Fogo de Chão, Intermedix Corporation and Warner Chilcott. Mr. Abbrecht holds a B.S. in Economics from the University of Pennsylvania and an MBA from Harvard Business School. Mr. Abbrecht’s experience serving as a director of various companies and his affiliation with THL, whose affiliated funds are entitled to elect a certain number of directors, led to the conclusion that he should serve as a director of our Company.

•	Steven J. Collins has been a member of our Board since July 2012. Mr. Collins is a private investor and was a Managing Director at Advent International, a global private equity firm, from 2007 to

2017. Mr. Collins joined Advent in 1995 and rejoined after graduate school in 2000. Mr. Collins is a member of the board of directors of Kirkland’s and several privately-held businesses. He was a member of the board of specialty retailers Five Below from 2010 to 2015 and lululemon athletica from 2014 to 2017; and Bojangles’ from 2011 to 2019. He holds a B.A./B.S. from the University of Pennsylvania’s Wharton School and an MBA from Harvard Business School. Mr. Collins’ experience serving as a director of various companies and significant knowledge of the retail and consumer sectors, led to the conclusion that he should serve as a director of our Company.

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William S. Creekmuir has been a member of our Board since March 2016. Mr. Creekmuir is the owner and President of Pinnacle Search Partners, LLC (“Pinnacle”), a global executive search firm, and has served in that capacity since December 2015. Mr. Creekmuir served as an Executive Search Consultant of Pinnacle from January 2015 to November 2015. Since October 2017, Mr. Creekmuir is also a director and partial owner of Iconics Décor, LLC. Since January 2019, Mr. Creekmuir has been a director of Flexsteel Industries, Inc., one of the oldest and largest manufacturers, importers and marketers of residential and contract upholstered and wooden furniture products in the United States and is also a member of its Audit and Ethics committee and Nominating and Governance committee. Since October 2011, Mr. Creekmuir has also served as an independent consultant, including with respect to Pinnacle and as the interim Chief Financial Officer of Sleep Innovations, Inc. from October 2013 until April 2014. Prior to his time as an independent consultant, Mr. Creekmuir served as Executive Vice President and Chief Financial Officer of Simmons Bedding Company from 2000 to 2011 and LADD Furniture, Inc. from 1992 to 2000. Prior to joining LADD Furniture, Inc., Mr. Creekmuir was a partner at KPMG LLP. He also serves on the board of directors of several for-profit and not-for-profit entities. He holds a B.S. in business administration from The University of North Carolina at Chapel Hill and he is a certified public accountant. Mr. Creekmuir’s extensive experience in financial executive roles led to the conclusion that he should serve as a director of our Company.

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Douglas A. Haber has been a member of our Board since April 2018. Mr. Haber is a Managing Director at THL, which he joined in 2006. Prior to joining THL, Mr. Haber worked at Goldman, Sachs & Co. in its Investment Banking Division’s Industrials and Natural Resources Group. Mr. Haber is currently a director of 8th Avenue Food & Provisions, Art Van Furniture, Bargain Hunt, CTI Foods and Give and Go Prepared Foods. His prior directorships include 1-800 Contacts and Fogo de Chão. Mr. Haber holds a B.A., summa cum laude, in Economics and History from Middlebury College and an MBA from Harvard Business School. Mr. Haber’s experience serving as a director of various companies and his affiliation with THL, whose affiliated funds are entitled to elect a certain number of directors, led to the conclusion that he should serve as a director of our Company.

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James M. Harrison became our Chief Executive Officer in January 2014 and has served on our Board since July 2012. Mr. Harrison served as our President from December 1997 until January 2015. From March 2002 to July 2012, Mr. Harrison served as our Chief Operating Officer. From February 1997 to March 2002, Mr. Harrison also served as our Chief Financial Officer and Treasurer. From February 1997 to December 1997, Mr. Harrison served as our Secretary. Mr. Harrison holds a B.S. in accounting from Fordham University. Mr. Harrison’s extensive experience in the decorated party goods industry and his 20-year tenure and his role as our Chief Executive Officer of our Company led to the conclusion that he should serve as a director of our Company.

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Lisa K. Klinger has been a member of our Board since April 2018. She served as the Chief Administrative and Financial Officer for Ideal Image Development Corp., the largest U.S. retail provider of non-surgical cosmetic procedures, from January 2018 to February 2019. Ms. Klinger has also served as Chief Administrative and Financial Officer for Peloton Interactive, Inc. from June 2016 to December 2017, as Chief Financial Officer and Treasurer for Vince Holding Corp. from December 2012 to June 2015, and as Executive Vice President and Chief Financial Officer of The Fresh Market, Inc. from March 2009 to November 2012. During her career, she has also held financial leadership roles at Michael’s Stores and Limited Brands. Ms. Klinger also serves on the board of directors and is the audit committee chair of Emerald Expositions, a leading operator of business-to-business trade shows in the United States. She holds a B.S.B.A. in Finance from Bowling Green State University. Ms. Klinger’s extensive expertise in leadership and corporate finance led to the conclusion that she should serve as a director of our Company.

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Norman S. Matthews has been a member of our Board since May 2013 and has served as non-employee Chairman of the Board since June 2018. Mr. Matthews has worked as an independent consultant and venture capitalist since 1989. From 1978 to 1988, Mr. Matthews served in various senior management positions for Federated Department Stores, Inc., including President from 1987 to 1988. Mr. Matthews currently serves on the board of directors of Spectrum Brands, Inc. (as Chairman of its nominating and governance committee) and as chairman of the board of directors of The Children’s Place, Inc. Mr. Matthews is director emeritus of The Progressive Corporation, Sunoco, Inc., Toys ‘R’ Us, Inc., Federated Department Stores, Inc., Henry Schein, Inc. and a trustee emeritus at the American Museum of Natural History. In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange (an annual award voted on by peer directors and awarded to an outstanding director for the key role he played during a crisis, business transformation or turnaround). Mr. Matthews’ extensive experience in strategic marketing and sales, his over 30 years of experience as a senior business leader in marketing and merchandising at large public companies and his valuable expertise in compensation programs and strategy led to the conclusion that he should serve as a director of our Company.

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Michelle Millstone-Shroff has been a member of our Board since February 2019. Ms. Millstone-Shroff most recently served as the President and Chief Operating Officer of buybuy Baby, the nation’s leading retailer of items for infants and toddlers, and Chief Customer Experience Officer of Bed Bath & Beyond, Inc. During her fifteen years at Bed Bath & Beyond, Inc., Ms. Millstone-Shroff also served in a variety of senior roles in strategy and business development. Earlier in her career, she worked at McKinsey & Company, with a focus on retail- and consumer-oriented companies. Ms. Millstone-Shroff is a graduate of Harvard Business School, where she earned a Masters in Business Administration with distinction, and the University of Pennsylvania, where she earned a dual B.S. summa cum laude in strategic management from The Wharton School and a B.A. in psychology summa cum laude from The College of Arts & Sciences. Ms. Millstone-Shroff’s extensive experience in the retail industry led to the conclusion that she should serve as a director.

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Gerald C. Rittenberg previously served as our Executive Chairman from January 2014 through June 2018 and has served on our Board since July 2012. From 1997 until January 2014, Mr. Rittenberg served as our Chief Executive Officer. From May 1997 until December 1997, Mr. Rittenberg served as acting Chairman of the Board of Directors of Party City Holdings Inc. From October 1996 until May 1997, Mr. Rittenberg served as our President, and from March 1990 to October 1996 he served as our Executive Vice President of Product Development and Sales. Mr. Rittenberg’s extensive experience in the decorated party goods industry, his 26-year tenure and his prior experience as our Chief Executive Officer led to the conclusion that he should serve as a director of our Company.

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Morry J. Weiss has been a member of our Board since June 2015. Mr. Weiss serves on the board of directors of American Greetings Corporation, formerly the chairman of such board, where he worked for over 50 years, serving in positions that include President, Chief Executive Officer, and Chief Operating Officer. He also serves on the board of directors of Cleveland Clinic. Mr. Weiss served as a director of National City Corporation from 1991 until its sale in 2008. Mr. Weiss attended Wayne State University and earned a B.A. in Liberal Arts from Case Western Reserve University. Mr. Weiss’ experience as a senior executive and his extensive experience in the retail industry led to the conclusion that he should serve as a director.

Director Compensation for 2018

Annual Compensation

Directors who are also our employees, or who are representatives of THL, receive no additional compensation for serving as a director during such time they are an employee or a representative of THL. In 2018, there were six non-employee directors on our Board who were not affiliated with THL during the calendar year: Steven J. Collins, William S. Creekmuir, Lisa K. Klinger, Norman S. Matthews, Gerald C. Rittenberg and Morry J. Weiss.

Based on the recommendations from a fiscal 2017 analysis of our non-employee director compensation program relative to similar programs of our peer companies, which was performed by the Compensation Committee’s independent compensation consultant, Semler Brossy Consulting Group, LLC, each non-employee director is eligible to receive an annual retainer of $75,000. In addition, eligible directors receive the following additional annual retainers for service on the committees of our Board: audit committee chair – $20,000; audit committee member – $12,500; compensation committee chair – $15,000; compensation committee member – $10,000; nominating and governance committee chair – $12,500; and nominating and governance committee member – $7,500. Further, in September 2018, the Board agreed to provide an additional annual retainer to Mr. Norman S. Matthews for his service as Chairman of the Board of $135,000. All retainers are paid quarterly in arrears. Our non-employee directors have the option to receive all or any portion of such compensation in the form of either cash or fully vested shares of our common stock. In addition, each eligible member of our Board receives an annual equity retainer of restricted stock units equal to $125,000 (based on the aggregate value of the underlying shares on the date of grant). The annual grant of restricted stock units will vest in full on the earliest of the first anniversary of the date of grant, the termination of the director’s service due to his or her death, or a change in control, subject, in each case, to the director’s continued service as a member of the Board through the vesting date.

The following table sets forth the compensation paid to the non-employee directors for the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash	Restricted Stock Awards (1)	Stock Option Award (1)(2)	All Other Compensation (3)	Total
Steven J. Collins (2)	$92,589	$125,000	$9,547	—	$227,136
William S. Creekmuir	107,500	125,000	—	—	232,500
Lisa K. Klinger	87,500	125,000	—	—	212,500
Norman S. Matthews	174,808	125,000	—	—	299,808
Gerald C. Rittenberg	75,000	125,000	—	$2,541,585	2,741,585
Morry J. Weiss	87,500	125,000	—	—	212,500
Todd M. Abbrecht	—	—	—	—	—
Douglas A. Haber	—	—	—	—	—

(1)

The dollar values shown reflect the aggregate grant date fair value of the restricted stock units and stock options granted during fiscal 2018 in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation, disregarding the effect of estimated forfeitures. These amounts do not represent the actual value that will be received from the awards. The value of restricted stock awards is based on the fair value of the Company’s common stock on the date of grant. The assumptions used in determining the fair values of stock option awards are disclosed in Note 12 to our audited consolidated financial statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2018. As of December 31, 2018, Mr. Collins, Mr. Creekmuir, Ms. Klinger, Mr. Matthews, Mr. Rittenberg and Mr. Weiss each held 8,169 restricted stock units. As of December 31, 2018, Mr. Collins, Mr. Creekmuir, Ms. Klinger, Mr. Matthews, Mr. Rittenberg and Mr. Weiss also held stock options with respect to 2,080 shares, 11,778 shares, 12,930 shares, 18,680 shares, 641,600 shares and 12,930 shares of our common stock, respectively. As of December 31, 2018, neither of the directors representing THL held any restricted stock units or stock options with respect to our common stock.

(2)

Advent, one of our prior private equity sponsors with whom Mr. Collins is affiliated, sold the remainder of its common stock of the Company on December 22, 2017 and, as a result, Mr. Collins was determined to be independent from that date forward. His stock option award represents a pro-rata award relating to his service on the Board following such date.

(3)	Reflects transition payments ($2,048,772), consulting payments ($480,000) and the value of health benefits ($12,813) provided to Mr. Rittenberg under his consulting agreement.

Consulting Agreement with Mr. Rittenberg. As of March 15, 2017, the Company and Mr. Rittenberg entered into a transition and consulting agreement under which Mr. Rittenberg’s employment as Executive Chairman of the Company terminated, effective as of March 31, 2017. Beginning on April 1, 2017 and continuing through December 31, 2020, unless earlier terminated as provided for in the agreement (the “Consulting Period”), Mr. Rittenberg will serve on a part-time basis as a non-employee senior adviser to the Company. Under the agreement, Mr. Rittenberg will be nominated by the Board to serve as a non-employee member of the Board during the Consulting Period.

Under the transition and consulting agreement, Mr. Rittenberg is entitled to consulting payments equal to $40,000 per month in addition to the fees payable under the terms of the Company’s non-employee director compensation program described above. Mr. Rittenberg is not entitled to employee benefits during the Consulting Period, except that he and his spouse continue to be entitled to participate in the Company’s health plan.

The transition and consulting agreement may be terminated due to Mr. Rittenberg’s death, by the Company due to his permanent disability, by the Company for cause or by Mr. Rittenberg.

Mr. Rittenberg is subject to non-competition, non-solicitation of business partners and no hire provisions through the later of June 30, 2021, and the date that is six months following the date on which Mr. Rittenberg is no longer providing consulting services and is no longer a member of the Board.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of the directors. The ten (10) nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the ten (10) nominees named above. If any of the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL 3

IF PROPOSAL 1 IS NOT APPROVED, TO ELECT THREE CLASS I DIRECTORS

Solely in the event that Proposal 1 is not approved by stockholders and the Board remains classified, the Board of Directors will continue to be divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. The current term of the Class I directors expires at the Annual Meeting.

Upon the recommendation of the Nominating and Corporate Governance Committee, if the stockholders do not approve Proposal 1, the Board has nominated Todd M. Abbrecht, Douglas A. Haber and Lisa K. Klinger to serve as Class I directors. Todd M. Abbrecht, Douglas A. Haber and Lisa K. Klinger serve presently as Class I directors, and each has indicated a willingness to continue to serve as a director.

General Information

The Company currently has a classified Board consisting of three classes, as required by our Amended and Restated Certificate of Incorporation. Directors of one class are elected each year for a term of three years. As of the date of this Proxy Statement, the Board of Directors consists of ten members. Three of the directors have terms that expire at this year’s Annual Meeting (Class I), three have terms that expire at the 2020 Annual Meeting (Class II) and four have terms that expire at the 2021 Annual Meeting (Class III).

Our Class I directors are Todd M. Abbrecht, Douglas A. Haber and Lisa K. Klinger. Our Class II directors are William S. Creekmuir, James M. Harrison and Norman S. Matthews. Our Class III directors are Steven J. Collins, Gerald C. Rittenberg, Michelle Millstone-Shroff and Morry J. Weiss. If the stockholders do not approve the adoption of the Second Amended and Restated Certificate of Incorporation to declassify the Board, our Board will stay declassified and at each annual meeting of stockholders the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following such election and until their successors are duly elected and qualified or until his or her earlier death, resignation or removal. Any vacancies in our classified Board of Directors will be filled by persons appointed by the remaining directors, and such newly elected person will serve the remainder of the term of the class to which he or she is appointed. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as practicable, each class will consist of one-third of the directors.

Below is a summary of the entire Board, their ages as of March 31, 2019, the year they were each elected and the year in which their term ends, if stockholders do not approve the adoption of the Second Amended and Restated Certificate of Incorporation to declassify the Board and our Board remains classified.

Name	Age	Position	Director Since	Term Ending
Class I
Todd M. Abbrecht	50	Director	2012	2022	(1)
Douglas A Haber	36	Director	2018	2022	(1)
Lisa K. Klinger	52	Director	2015	2022	(1)
Class II
William S. Creekmuir	63	Director	2016	2020
James M. Harrison	67	Chief Executive Officer and Director	2012	2020
Norman S. Matthews	86	Non-Executive Chairman and Director	2013	2020
Class III
Steven J. Collins	50	Director	2012	2021
Michelle Millstone-Shroff	44	Director	2019	2021
Gerald C. Rittenberg	66	Director	2012	2021
Morry J. Weiss	78	Director	2015	2021

(1)	If elected at the Annual Meeting.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of the directors. The three (3) nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three (3) nominees named above. If any of the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

EXECUTIVE COMPENSATION

Executive Officers of the Company

Set forth below are the names, ages and positions with the Company of the persons who were serving as executive officers of the Company as of March 31, 2019.

Name	Age	Position
James M. Harrison	67	Chief Executive Officer and Director
Ryan T. Vero	49	President, Retail
Michael A. Correale	61	Interim Chief Financial Officer and Chief Accounting Officer
Michael P. Harrison	39	Senior Vice-President & General Manager, North American Consumer Products Group

The background of James M. Harrison is described above under “Members of the Board of Directors Continuing in Office.”

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Ryan T. Vero became our President, Retail in October 2016. Prior to joining the Company, Mr. Vero served as President, Grocery and Drugstore, at Sears Holdings from November 2012 to October 2016. Prior to joining Sears Holdings, Mr. Vero spent eighteen years at OfficeMax, Inc., most recently serving as its Executive Vice President, Chief Merchandising and Marketing Officer.

•

Michael A. Correale became our Interim Chief Financial Officer in March 2019 and has served as the Company’s Chief Accounting Officer since August 2016, as our Chief Financial Officer from March 2002 to August 2016, and Vice President—Finance, from May 1997 to March 2002. Prior to joining the Company, Mr. Correale was the Director of Financial Reporting for Ultramar Corporation and also worked for Ernst & Young LLP.

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Michael P. Harrison became our Senior Vice President and General Manager of the North American Consumer Products (“NACP”) Group in 2017, which oversees the Company’s manufacturing, US wholesale, and Asian operations. From 2014 to 2017, Mr. Harrison served as Vice President and General Manager of Amscan, where he oversaw the Company’s U.S. wholesale and Asian operations. From 2010 to 2014, Mr. Harrison served as Vice President of Operations of Amscan. Mr. Harrison joined the company in 2007 as a Senior Financial Analyst in the Amscan Division. Prior to joining the Company, Mr. Harrison spent six years at FactSet Research Systems, which is a provider of financial information and analytical software to investment professionals. Mr. Harrison is a graduate of Hamilton College and holds an MBA from NYU’s Stern School of Business. Mr.  Harrison is the son of our Chief Executive Officer, James M. Harrison.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the compensation discussion and analysis set forth below with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board that the compensation discussion and analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2018.

Compensation Committee

Todd M. Abbrecht, Chairman

Steven J. Collins

Norman S. Matthews

Compensation Discussion and Analysis

This compensation discussion and analysis section provides context for the information contained in the tables following this discussion and is intended to provide information about our fiscal 2018 compensation objectives, programs and policies for our named executive officers (“Named Executive Officers”), who for 2018 were:

•	James M. Harrison, our Chief Executive Officer

•	Ryan T. Vero, our President, Retail

•	Michael A. Correale, our Interim Chief Financial Officer

•	Michael P. Harrison, our Senior Vice-President & General Manager, NACP Group

•	Daniel J. Sullivan, our Chief Financial Officer during fiscal 2018, prior to his resignation from the Company on March 22, 2019

•	Gregg A. Melnick, our President until August 31, 2018.

Compensation Philosophy

Our executive compensation program has been designed to motivate, reward, attract and retain the management deemed essential to ensure our success. The program seeks to align executive compensation with our short- and long-term objectives, business strategy and financial performance. We seek to create a sustainable competitive advantage by achieving higher productivity and lower costs than our competitors. Our compensation objectives at all compensation levels are designed to support this goal by:

•	linking pay to performance to create incentives for our Named Executive Officers to perform their duties at a high level;

•	ensuring compensation levels and components are actively managed; and

•	using equity compensation to align employees’ long-term interests with those of our stockholders.

Changes to Our Compensation Program in 2018

The Compensation Committee, taking into account information and recommendations from Semler Brossy during 2017 and 2018, implemented several key changes to our executive compensation program in 2018. These included:

•	establishing a compensation peer group to help inform our competitive pay levels and design;

•	reducing the target annual cash bonuses for certain executives and shifting the value towards long-term incentives;

•	establishing a new annual incentive program that focuses on several key metrics (specifically, Adjusted EPS, Revenue growth, and Free Cash Flow) and business objectives;

•	establishing a new long-term incentive program that was heavily weighted toward performance-based awards; and

•	adjusting our contractual severance arrangements with certain Named Executive Officers to align them with those of our peer group.

These changes are described in greater detail below. In making these changes, the Compensation Committee sought to better align our program with the long-term interests of our shareholders, while strengthening our ability to recruit and retain key senior executive talent.

Peer Group Changes

During 2017, working with Semler Brossy, the Compensation Committee identified the companies below as members of its peer group based on comparability in terms of industry, business model, scale, profitability, and valuation characteristics. This peer group was first used to inform 2018 pay program determinations by the Compensation Committee:

Wolverine World Wide, Inc.	The Children’s Place, Inc.	Tempur Sealy International, Inc.
Tailored Brands, Inc.	Williams-Sonoma, Inc.	Sleep Number Corporation
Aaron’s, Inc.	Deckers Outdoor Corporation	Vitamin Shoppe, Inc.
Pier 1 Imports, Inc.	Cabela’s Inc.*	Vista Outdoor Inc.
Urban Outfitters, Inc.	Steven Madden, Ltd.	Kate Spade & Company*
Leggett & Platt, Incorporated	The Michaels Companies, Inc.	Carter’s, Inc.
Sally Beauty Holdings, Inc.	GNC Holdings, Inc.	Ulta Beauty, Inc.

*

Cabela’s Inc. and Kate Spade & Company were initially included among the Company’s peer group in 2017, and information about their compensation practices was included among peer group data presented to the Compensation Committee in 2018. However, due to the acquisition of Cabela’s Inc. by Bass Pro Shops in September 2017 and Kate Spade & Company by Coach, Inc. in July 2017, respectively, neither company continues to be included in our peer group.

Components of Compensation

The compensation we provide to our Named Executive Officers is comprised of the following components:

Annual Base Salary

We pay our Named Executive Officers an annual base salary to provide them with a fixed, base level of compensation. The annual base salaries for each of our Named Executive Officers in fiscal 2018 were generally based on amounts adjusted from the amounts originally prescribed by their employment agreements, which were individually negotiated with each Named Executive Officer and are further described under “Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements.” Annual base salaries are generally reviewed in the first quarter of each year and are adjusted from time to time to reflect individual responsibilities, performance and experience, as well as market compensation levels. At the beginning of fiscal 2018, James M. Harrison received an automatic 2% increase in annual base salary, as provided in his employment agreement. Messrs. Vero, Correale and Sullivan received discretionary increases of 2% of their annual base salaries in April 2018, which reflected a cost-of-living adjustment consistent with the level of base salary increase provided to other employees of the Company. Following his appointment in late 2017 as Senior Vice President and General Manager of the North American Consumer Products Group and based on a competitive review by Semler Brossy, Michael P. Harrison’s annual salary increased from $295,000 to $400,000, effective January 22, 2018, reflecting the increased responsibilities associated with his new position.

Executive Officer	2018 Base Salary (1)	2017 Base Salary	Percent Change
James M. Harrison	$1,785,802	$1,750,786	2.0%
Ryan T. Vero	$765,000	$750,000	2.0%
Michael A. Correale	$433,014	$424,524	2.0%
Michael P. Harrison	$400,000	$295,000	35.6%
Daniel J. Sullivan	$663,000	$650,000	2.0%
Gregg A. Melnick	$892,500	$892,500	0.0%

(1)	2018 base salary represents the Named Executive Officer’s annual salary following the respective contractual or discretionary increases in annual salary described above.

Annual Cash Incentive Plan

We have an annual cash incentive plan that is designed to serve as an incentive to drive annual financial performance. Prior to 2017, Adjusted EBITDA, along with discretionary determinations of individual performance, served as the basis for payouts under our annual cash incentive plan. In 2018, after considering input from Semler Brossy, the Compensation Committee approved several changes to the design of our annual cash incentive plan in order to weight the plan more heavily toward individual performance and closer align the program with those of our peer group.

In 2018, payment under our annual cash incentive plan was based on several Company-wide and business-unit specific metrics and operational goals. “Business initiatives” included certain goals and objectives designed to foster successful long-term financial and business performance (such as streamlining existing work processes and initiating cross-discipline collaboration) and may extend beyond a one-year operational plan period. The specific metrics target amounts for 2018 and applicable weight for each metric with respect to each Named Executive Officers is further described below.

Metric	Target (in millions)	James M. Harrison	Ryan T. Vero	Michael A. Correale	Michael P. Harrison	Daniel J. Sullivan	Gregg A. Melnick
Adjusted EBITDA (1)	$451.6	25%	25%	25%	25%	25%	25%
Revenue growth	6.6%	25%	—	25%	—	25%	—
Free cash flow (2)	$350	25%		25%		25%
Business initiatives	—	25%	12.5%	25%	12.5%	25%	18.75%
Overall gross margin	41.0%	—	25%	—	25%	—	—
Net RISE (cost) savings	$20	—	17.5%	—	—	—	—
Retail sales growth	5.4%	—	10%	—	—	—	—
Retail comparable sales growth	1.5%	—	10%	—	—	—	—
NACP sales growth	5.6%	—	—	—	12.5%	—	—
NACP wholesale adjusted EBITDA growth (1)	3.3%	—	—	—	12.5%	—	—
NACP manufacturing adjusted EBITDA margin (1)	16.4%	—	—	—	12.5%	—	—
International revenue growth	14.5%	—	—	—	—	—	37.5%
International adjusted EBITDA growth (1)	33.6%	—	—	—	—	—	18.75%

(1)	Target represents adjusted EBITDA as defined, before any accrued annual cash incentives. Please see Item 6 in our Annual Report on Form 10-K for a description of how we determine adjusted EBITDA.
(2)	Free cash flow is defined as adjusted EBITDA minus capital expenditures.

During fiscal 2018, the target annual cash bonus for each of the Named Executive Officers was based on a percentage of annual base salary as follows: 60% in the case of James M. Harrison, 55% in the case of Messrs. Vero, Michael P. Harrison, Sullivan and Melnick, and 30% in the case of Mr. Correale. The target bonus for each of Messrs. James M. Harrison, Vero, Correale, Sullivan and Melnick was reduced by 20% of his annual base salary (e.g., from 80% of annual base salary to 60% of annual base salary for Mr. James M. Harrison). This was part of an overall realignment of our incentive program toward a program that is more heavily weighted toward long-term, stock-based incentives. In the case of Messrs. James M. Harrison, Vero, Correale, Sullivan and Melnick, the Named Executive Officer agreed to the changes as part of the overall changes to the terms of his employment agreement, as further described below. Mr. Michael P. Harrison’s 2018 target was increased from 40% in connection with his promotion in 2017.

The annual bonus amounts that would be earned if all metrics were met at target levels are as follows:

Executive Officer	2018 Base Salary	2018 Target Annual Bonus (as a % of Base Salary)	2018 Target Annual Bonus
James M. Harrison	$1,785,802	60%	$1,071,481
Ryan T. Vero	$765,000	55%	$420,750
Michael A. Correale	$433,014	30%	$129,904
Michael P. Harrison	$400,000	55%	$220,000
Daniel J. Sullivan	$663,000	55%	$364,650
Gregg A. Melnick	$892,500	55%	$490,875

The threshold and maximum performance levels for each metric and the related bonus levels for each Named Executive Officer were set at 37.5% and 200% of target levels and target bonus levels, respectively. If actual performance for a given metric falls between threshold and target levels, and between target and maximum levels, the payout related to that metric is interpolated on a straight-line basis. If actual performance for a given metric falls below the threshold level, no payout is earned with respect to that metric. No additional amounts are earned if actual performance exceeds the maximum performance level for a given metric.

At the discretion of the Compensation Committee, based on the Company’s overall financial performance relative to our targets, no annual cash incentives were paid to our Named Executive Officers for 2018.

Long-term Incentive Program

The Compensation Committee uses long-term, stock-based incentives as an important component of our overall compensation program because it helps retain key employees, aligns their financial interests with the interests of our stockholders, and rewards the achievement of our long-term strategic goals. As described above, in 2018, the Compensation Committee approved modifications to our incentive programs to shift more of the value of our incentive opportunities for our Named Executive Officers toward stock-based compensation and away from cash-based incentive compensation. The Compensation Committee, taking into account advice from Semler Brossy, also implemented a program that uses full value awards with time- and performance-based vesting conditions, in lieu of continuing to use stock options, to better align our equity grant practices with those of our peer group. Our long-term incentive program is intended to create an emphasis on performance, while also incorporating a time-based component that provides a retention incentive. In designing our new long-term incentive program, we generally sought to provide long-term incentive value to our Named Executive Officers that position target total pay opportunities within a competitive range of the median of our peer group.

Following the 2018 changes to our equity incentive program, our equity awards to Named Executive Officers consist of performance-based restricted stock (weighted at 80% of grant value) and time-based restricted stock (weighted at 20% of grant value). In each case, in making allocations between performance- and time-based restricted stock as described above, we assumed that performance-based restricted stock will be earned at target levels and considered only the fair market value of the underlying shares as of the beginning of 2018 (which does not align with the April 20, 2018 grant date value assigned to restricted stock for accounting purposes).

Executive Officer	2018 Target Long-Term Incentive	Portion Granted as Performance-Based Restricted Stock	Portion Granted as Time-Based Restricted Stock
James M. Harrison	$3,214,444	$2,571,558	$642,886
Ryan T. Vero	$600,003	$480,005	$119,998
Michael A. Correale	$212,249	$169,799	$42,450
Michael P. Harrison	$236,006	$188,799	$47,207
Daniel J. Sullivan	$520,000	$416,003	$103,997
Gregg A. Melnick	$714,003	$571,197	$142,806

Time-based restricted stock awards vest in three equal installments on January 1, 2019, 2020 and 2021, subject to the grantee’s continued employment with the Company through the applicable vesting date.

Performance-based restricted stock awards are earned based on the achievement of cumulative free cash flow (50% weighting) and adjusted earnings per share (50% weighting) for the three-year performance period specified in the award agreement. Adjusted earnings per share for this purpose is equal to net income as adjusted consistent with the adjustments made to net income as reflected in the Company’s Annual Report on Form 10-K for the applicable fiscal year, divided by the weighted-average shares outstanding during the relevant fiscal year, calculated on a diluted basis and reported in the Company’s financial statements in accordance with GAAP. Free cash flow means, for each fiscal year during the performance period, adjusted EBITDA less capital expenditures as reported in our Annual Report on Form 10-K.

Performance criteria are measured from the beginning of the fiscal year in which the performance-based stock is awarded through the end of the third fiscal year in the performance period. Achievement of performance-based criteria at threshold levels results in vesting equal to 37.5% of the target level. Achievement of performance criteria at target levels results in vesting equal to 100% of the target level, and achievement of performance criteria at or above the maximum levels results in vesting equal to 200% of the target level. Performance-based restricted stock is denominated in a number of shares assuming maximum performance levels, so upon achieving the threshold, target and maximum levels of achievement, the actual number of shares that would vest is equal to the percentages described above divided by two. For achievement of performance criteria between thresholds, the potential award percentage for each metric is interpolated on a straight-line basis. Performance-based restricted stock, if earned, generally is contingent upon the grantee remaining continuously employed by the Company from the grant date through the date on which performance is determined under the award, subject to certain exceptions involving the termination of the executive officer as described below under “Potential Payments upon Termination or Change in Control for 2018.”

In prior years, the Compensation Committee used both time- and performance-based stock options to incentivize our Named Executive Officers and other key employees. Time-based stock options help to retain executives, who must be employed by us at the time the award vests. In addition, because we set the exercise price of stock options at the fair market value of the common stock at the time of grant, our stock price must increase, thereby benefiting all stockholders, before the awards have any value. Performance-based stock option awards vest if specified investment returns are achieved by THL and certain service requirements are met. Currently, Mr. James M. Harrison, Mr. Correale and Mr. Michael P. Harrison are the only Named Executive Officers who hold performance-based stock options. These awards were designed to align the interests of our executives with those of our private equity shareholders when we were privately held and to motivate our executives to achieve a successful exit event for these owners.

See “Outstanding Equity Awards at Fiscal Year End for 2018” and “Option Exercises and Stock Vested in 2018” below for information about the stock-based awards held by each of our Named Executive Officers.

Severance and Change in Control Arrangements

We provide severance protection to our Named Executive Officers (other than Mr. Melnick and Mr. Sullivan) in their employment agreements and, in certain cases, through their stock option agreements. In 2018, informed by benchmarking performed by Semler Brossy, to promote retention of our Named Executive Officers and to incentivize certain affected Named Executive Officers to agree to the reductions in their annual cash bonus targets, the Compensation Committee approved amendments adding certain change in control severance provisions to the employment agreements with Messrs. James M. Harrison, Vero and Sullivan. Separately, in connection with his termination of employment, to secure certain restrictive covenants and a general release in our favor, Mr. Melnick was provided with certain payments under a separation agreement and general release. The severance terms that apply to our Named Executive Officers are described below under “Potential Payments upon Termination or Change in Control.” Our severance protections are designed to retain the services of our Named Executive Officers and generally resulted from prior negotiations regarding their employment arrangements. We believe the level of severance payments we provide is appropriate and within the range of competitive practice.

Additionally, as also described below under “Potential Payments Upon Termination or Change in Control”, a change of control and/or an accompanying qualifying termination may result in acceleration of certain long-term incentive awards that we have granted.

Other Benefits and Perquisites

Each Named Executive Officer was also eligible to participate in our broad-based employee benefit plans for U.S.-based employees in 2018, such as medical, dental, group life, disability and accidental death and dismemberment insurance. Under our tax-qualified defined contribution plans, our Named Executive Officers and generally all full-time domestic exempt and non-exempt employees who meet certain length-of-service and age requirements, as defined in such plans, were eligible to contribute a portion of their compensation to the plan on a pre-tax basis in 2018 and receive an employer matching contribution ranging from approximately 11% to 100% of the employee contributions, not to exceed a range of 5% to 6% of the employee’s annual salary. In addition, our tax-qualified defined contribution plans provide for annual discretionary contributions to be credited to participants’ accounts. Our Named Executive Officers were eligible to participate in the benefit plans on the same basis as our other employees in 2018. The annual value of the contributions to our tax-qualified defined contribution plans for each Named Executive Officer is reflected in the “All Other Compensation” column of the Summary Compensation Table below. We also provide each Named Executive Officer with certain supplemental disability insurance benefits and Mr. Vero with certain supplemental life insurance benefits. These benefits are only made available to a select group of executives and senior employees, and the premium amounts paid by the Company for these benefits are included in the “All Other Compensation” column of the Summary Compensation Table below. Messrs. Melnick and Sullivan were not eligible to participate in our employee benefit plans or tax-qualified defined contribution plans following their separation from the Company.

During fiscal 2018, James M. Harrison drove an automobile owned by the Company, and Messrs. Vero, Correale, Melnick and Mr. Sullivan each received an allowance to cover the cost of their respective automobiles. The annual value of the automobile usage and the allowance are reported as taxable income to the executive and are reflected in the “All Other Compensation” column of the Summary Compensation Table below. The Compensation Committee believes that the cost of providing these automobile-related benefits is reasonable relative to its value to our Named Executive Officers.

Compensation Committee and Compensation Consultants

The Compensation Committee is responsible for setting and administering our executive compensation policies and programs and determining the compensation of our executive officers, including our Named Executive Officers. The Compensation Committee also administers our equity incentive plan, the Amended and Restated 2012 Omnibus Equity Incentive Plan (“2012 Plan”). All decisions regarding compensation of our executive officers during fiscal 2018 were made solely by the Compensation Committee, in certain cases, after consultation with our Chief Executive Officer.

The Compensation Committee meets approximately quarterly, and at least annually evaluates the performance of our Named Executive Officers, to approve their annual base salaries, subject to the contractual commitments we have made with our Named Executive Officers (as described below), and to determine their annual cash incentive awards for the prior year’s performance and stock-based incentive compensation to be effective for the current year. In addition to its regularly scheduled meetings, the Compensation Committee may meet at interim dates during the year to review the compensation of a Named Executive Officer or other officer in the event of unforeseen organizational or responsibility changes, including new hires, which occur during the year.

In determining compensation components and levels for our Named Executive Officers, the Compensation Committee considers the scope and responsibility of the officer’s position, our overall financial and operating performance, and the officer’s overall performance and future potential. The Compensation Committee members apply their considerable experiences in serving as directors of other companies to devise compensation packages that they believe will attract, retain and provide incentives to the executive talent necessary to manage the Company. When we last held a say-on-pay stockholder vote in 2016, our stockholders expressed broad support for our program, and our Compensation Committee has continued to take that as support for the philosophy underlying our executive compensation practices, which continues to guide its decision making.

Additionally, the Compensation Committee is responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices. The Compensation Committee assessed the potential material risks which may arise as a result of the policies and practices and concluded that the Company’s compensation practices align management compensation with building stockholder value, appropriately rewards pay for performance, and does not promote excessive risk-taking.

The Compensation Committee has the sole authority to retain, at the Company’s expense, outside executive compensation consultants to assist it in the evaluation of executive officer compensation. This authority encompasses the ability to terminate any such consultant and the authority to approve such consultant’s fees and other retention terms.

Since December 2016, the Compensation Committee has engaged Semler Brossy as its independent compensation consultant. Semler Brossy has assisted the Company in identifying an appropriate compensation peer group, conducting pay benchmarking, and reviewing our short-and long-term incentive programs and recommending design changes for our executive compensation program. After consideration of the independence assessment factors provided under the listing rules of the NYSE, the Compensation Committee determined that Semler Brossy is independent and that the engagement does not raise any conflicts of interest.

Employment Agreements

As further described above under “Components of Compensation – Annual Base Salary”, each of our Named Executive Officers, other than Mr. Melnick, had an employment agreement that was effective during fiscal 2018 (in the case of Michael P. Harrison, only for the period from December 28, 2018 through the end of the fiscal year). The terms of these agreements, including any amendments thereto, are further described in “Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table” below. These agreements are intended to provide our Named Executive Officers with security regarding the terms and conditions of their employment or other services with us and are intended to secure restrictive covenants and, under certain circumstances, releases of claims that provide protection for the Company.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility of compensation paid to certain individuals to $1.0 million. In 2017, there were significant changes to Section 162(m) of the Code, including the repeal of the performance-based compensation exception, and the expansion of the persons treated as covered employees under Section 162(m), which are generally effective for taxable years beginning after December 31, 2017 (except for arrangements that qualify for transition relief applicable to legally-binding contracts that were in effect on November 2, 2017). In certain cases, the Compensation Committee may consider the potential impact of Section 162(m) of the Code when structuring our executive compensation arrangements with our Named Executive Officers. However, the Compensation Committee retains flexibility to approve compensation arrangements that promote the objectives of our compensation program, but which may not qualify for full or partial tax deductibility.

Summary Compensation Table for 2018, 2017 and 2016

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
James M. Harrison	2018	$1,785,802	—	$730,447	—	—	$28,329	$2,544,578
Chief Executive Officer	2017	1,750,786	—	—	—	$1,085,926	27,082	2,863,794
	2016	1,716,457	—	—	—	300,000	24,315	2,040,772

Ryan Vero	2018	$760,096	—	$136,342	—	—	$167,143	$1,063,581
President, Retail	2017	750,000	—	—	—	$436,114	315,982	1,502,096
	2016	155,783	$145,548	—	$489,000	—	1,402	791,733

Michael A. Correale	2018	$430,402	—	$48,232	—	—	$43,507	$522,141
Interim Chief Financial Officer	2017	421,962	—	—	—	$164,570	42,910	629,442
	2016	413,677	—	—	—	52,000	43,116	508,793

Michael P. Harrison	2018	$393,942	—	$53,636	—	—	$10,073	$457,651
Senior Vice President, General Manager, NACP Group

Daniel J. Sullivan	2018	$659,250	—	$118,162	—	—	$16,541	$793,953
Former Chief	2017	650,000	—	—	—	$377,965	16,098	1,044,063
Financial Officer	2016	223,214	$487,500	—	$524,000	—	2,629	1,237,343

Gregg A. Melnick	2018	$518,336	—	$162,256	$91,129	—	$385,484	$1,157,205
Former President (4)	2017	887,115	—	—	—	$518,976	11,320	1,417,411
	2016	875,000	—	—	—	150,000	8,988	1,033,988

(1)

The dollar values shown reflect the aggregate grant date fair value of equity awards granted within the year in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 for stock-based compensation, disregarding the effect of estimated forfeitures. These amounts do not represent the actual value that will be received by each individual from the awards. For Mr. Melnick, the amounts shown also reflects the incremental fair value associated with the modification of Mr. Melnick’s options pursuant to the terms of his separation agreement and general release, determined in accordance with FASB Topic 718. Consistent with that determination, the dollar value for the restricted stock awards granted in 2018 is based on the fair value of our common stock on the date of grant and only reflects the value of time-based restricted stock awards. With respect to performance-vesting awards granted in 2018, if performance conditions were achieved at the maximum level of 200% and such amounts were included in the table above, the amounts listed in the Stock Awards column for each of our Named Executive Officers would have been as follows: Mr. James A. Harrison – $6,574,057; Mr. Vero – $1,227,107; Mr. Correale – $434,084; Mr. Michael P. Harrison – $482,664; and Mr. Sullivan – $1,063,487.

(2)	Amounts represent annual bonuses paid under our annual cash incentive plan for such years. No annual cash bonuses were earned in 2018.
(3)

During fiscal 2018, each of our Named Executive Officers, with the exception of Mr. Michael P. Harrison, either used a company car or received a car allowance and the amounts include the following automobile-related compensation: Mr. James M. Harrison ($13,500), Mr. Vero ($8,100), Mr. Correale ($28,800) Mr. Melnick ($8,100) and Mr. Sullivan ($7,800). Also included are amounts related to matching 401(k) contributions, contributions to one of our tax-qualified defined contribution plans and supplemental life insurance and disability contributions, as described in “Other Benefits and Perquisites” in the “Compensation Discussion and Analysis.” Also included for Mr. Vero are relocation payments provided pursuant to the terms of his 2016 employment agreement totaling $152,506, which includes a tax-gross up related to the relocation payments equal to $72,211. Also included for Mr. Melnick is severance paid and COBRA subsidies provided to him in 2018 based on the terms of his separation agreement and general release.

(4)

As of August 31, 2018, Mr. Melnick ceased to be an employee of the Company. The 2018 salary included in this table represents Mr. Melnick’s salary through August 31, 2018. In accordance with the terms of his separation agreement, Mr. Melnick received severance payments totaling $374,164, which is included in the All Other Compensation column above. Mr. Melnick’s restricted stock granted in 2018 was forfeited upon his separation from the Company.

Grants of Plan Based Awards Table for 2018

The table below provides information on cash and equity-based performance awards granted to each of the Company’s Named Executive Officers during the fiscal year 2018.

Name		Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (3)
	Award Type (1)		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
James M. Harrison	Cash	1/1/2018	$401,805	$1,071,481	$2,142,962
	RS	4/20/18					$730,447
	PS	4/20/18				$1,095,677	2,921,805	$5,843,610
Ryan T. Vero	Cash	1/1/2018	157,781	420,750	841,500
	RS	4/20/18					136,342
	PS	4/20/18				204,518	545,383	1,090,765
Michael A. Correale	Cash	1/1/2018	48,714	129,904	259,808
	RS	4/20/18					48,232
	PS	4/20/18				72,347	192,926	385,852
Michael P. Harrison	Cash	1/1/2018	82,500	220,000	440,000
	RS	4/20/18					53,636
	PS	4/20/18				80,443	214,514	429,028
Daniel J. Sullivan	Cash	1/1/2018	136,744	364,650	729,300
	RS	4/20/18					118,162
	PS	4/20/18				177,249	472,663	945,326
Gregg A. Melnick	Cash	1/1/2018	184,078	490,875	981,750
	RS	4/20/18					162,256
	PS	4/20/18				243,373	648,994	1,297,988

(1)	“RS” indicates that the award is a time-based restricted stock award. “PS” indicates that the award is a performance-based restricted stock award.
(2)

Represents annual bonus opportunities granted under our annual cash incentive plan. See “Annual Cash Incentive Plan” under “Compensation Discussion and Analysis” above for a description of our annual cash incentive plan and each Named Executive Officer’s bonus opportunity for fiscal 2018. The table above reflects Mr. Melnick’s annual cash bonus opportunity as of January 1, 2018. In accordance with the terms of his transition and consulting agreement, Mr. Melnick’s cash bonus eligibility was limited to two-thirds of the amounts reflected above (for the period from January 1, 2018 to August 31, 2018).

(3)

Time- and performance-based restricted stock awards were granted on April 20, 2018, pursuant to the 2012 Plan. The time-based restricted stock awards vest in three equal installments on January 1, 2019, January 1, 2020 and January 1, 2021 and the performance-based restricted stock awards are earned based on the achievement of certain cumulative performance criteria determined as of the end of the three-year performance period indicated in the award agreements, in each case, generally subject to the Named Executive Officer’s continued employment by the Company through the applicable vesting date. No stock option or other equity-based awards were made to the Named Executive Officers in 2018. The estimated possible payouts under the equity incentive plan above are based on the April 20, 2018 grant date value.

Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table

Employment Agreements

Employment Agreement with James M. Harrison. James M. Harrison is a party to an employment agreement with the Company, which was last amended on May 8, 2018, pursuant to which Mr. Harrison serves as our Chief Executive Officer for an employment period ending on December 31, 2020. For fiscal 2018, Mr. Harrison’s annual base salary was $1,785,802. His annual base salary automatically increased by two percent on January 1, 2018 and will increase by 2% on January 1, 2019 and January 1, 2020, under the terms of his employment agreement. Following the amendment of his employment agreement in 2018, Mr. Harrison was eligible for an annual cash incentive bonus with a target of 60% of annual base salary, consistent with the Company’s bonus plan for key executives in effect from time to time, not to exceed 120% of Mr. Harrison’s annual base salary. Mr. Harrison’s employment agreement also provides for other customary benefits, including savings and retirement plans, paid vacation, health care, life insurance plans, payment of disability insurance premiums in an amount of up to $2,000 per month and expense reimbursement.

Employment Agreements with Messrs. Vero, Sullivan and Michael P. Harrison. Each of Mr. Vero, Sullivan and, effective December 28, 2018, Mr. Michael P. Harrison is subject to an employment agreement with the Company that is substantially identical to Mr. James M. Harrison’s employment agreement, except for differences in the calculation of severance described further below under “Potential Payments Upon Termination or Change in Control for fiscal 2018” and the material differences noted in the table below:

Named Executive Officer	Annual Base Salary Under Employment Agreement	Annual Bonus Target
Mr. Vero, President, Retail (agreement term ends December 31, 2020)	$750,000 (with any increases subject to Compensation Committee approval)*	Target and maximum annual bonuses 55% and 100% of annual base salary, respectively

Mr. Michael P. Harrison, Senior Vice President (agreement term ended December 31, 2020)	$400,000 (with any increases subject to Compensation Committee approval)	Target and maximum annual bonuses 55% and 100% of annual base salary, respectively

Mr. Sullivan, Former Chief Financial Officer (agreement term ended March 22, 2019 upon Mr. Sullivan’s termination of employment with the Company)	$650,000 (with any increases subject to Compensation Committee approval)	Target and maximum annual bonuses 55% and 100% of annual base salary, respectively

*

Mr. Vero was also entitled to and received reimbursement of reasonable and customary relocation expenses in 2017 and 2018, under the terms of his employment agreement, including a gross-up for related taxes.

Employment Agreement with Mr. Correale. Mr. Correale is party to an employment agreement with the Company pursuant to which Mr. Correale is entitled to an annual base salary of $400,000, which may be (and, as described above, has been) adjusted by the Compensation Committee. Additionally, the terms of his agreement provide that his annual incentive bonus target is equal to 50% of his annual base salary. Such percentage was adjusted to 30% during 2018.

For a description of the payments and benefits our Named Executive Officers may be entitled to in connection with a termination of employment or a change in control, and for a description of the restrictive covenants in our favor by which our Named Executive Officers are bound, see “—Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year End for 2018

The following table sets forth certain information with respect to outstanding stock options and restricted stock held by our Named Executive Officers on December 31, 2018.

		Option Awards					Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned (#) Options (2)	Option Exercise Price ($)	Option Expiration Date	Equity Plan Awards: Number of Shares that have Not Vested (#) (3)	Equity Plan Awards: Market Value of Shares that have Not Vested ($) (4)	Equity Plan Awards: Number of Unearned Shares that have Not Vested (#) (5)	Equity Plan Awards: Market Value of Unearned Shares that have Not Vested ($) (4)
James M. Harrison	Option	291,200	—	546,000	$5.33	4/1/2023
	Option	384,720	256,480	—	$17.00	4/15/2025
	RS						46,085	$459,928
	PS								69,128	$689,896

Ryan T. Vero	Option	40,000	60,000	—	$16.25	10/31/2026
	RS						8,602	$85,848
	PS								12,903	$128,776

Michael A. Correale	Option	70,000	—	103,600	$5.33	4/1/2023
	Option	9,637	6,425		$21.79	6/17/2025
	RS						3,043	$30,369
	PS								4,565	$45,554

Michael P. Harrison	Options	16,800	—	25,200	$5.33	4/1/2023
	Options	4,130	2,754	—	$21.79	6/17/2025
	RS						3,384	$33,772
	PS								5,075	$50,651

Daniel J. Sullivan (6)	Option	40,000	60,000	—	$17.72	8/29/2026
	RS						7,455	$74,401
	PS								11,183	$111,605

Gregg A. Melnick	Option	179,200	—	—	$5.33	4/1/2023
	Option	193,200	—	—	$17.00	4/15/2025
	RS
	PS

(1)

All time-based options granted to our Named Executive Officers with an exercise price of $5.33 are fully vested. All time-based options granted with an exercise price of $17.00 vested as to 20% of the options on each April 15 of 2016 through 2018 and are scheduled to vest as to 20% of the options on each of the next two anniversaries of that date. All time-based options granted with exercise prices of $17.72 vested as to 20% of the options on August 29, 2017 and 2018 and, prior to Mr. Sullivan’s departure from the Company, were scheduled to vest as to 20% of the options on each of the next three anniversaries of that date. All time-based options granted with exercise prices of $16.25 vested as to 20% of the options on October 31, 2017 and 2018 and are scheduled to vest as to 20% of the options on each of the next three anniversaries of that date. All time-based options granted with exercise prices of $21.79 vested as to 20% of the options on each June 17 from 2016 through 2018 and are scheduled to vest as to 20% of the options on each of the next two anniversaries of that date. In each case, future vesting is generally subject to the Named Executive Officer’s continued employment or other service through the applicable vesting date.

(2)

All performance-based options will vest if both service-based and performance-based conditions are met, subject to the terms of the 2012 Plan and the applicable award agreements. The service-based condition has been satisfied. The performance-based conditions will be satisfied if a certain minimum multiple of investment is realized by THL and will vest in whole or in part if THL realizes an internal rate of return on its investment in the Company within a specified range.

(3)

Time-based restricted stock vests in three equal installments on January 1, 2019, January 1, 2020 and January 1, 2021, generally subject to the Named Executive Officer’s continued employment or other service through the applicable vesting date.

(4)	Calculated using the 2018 year-end closing market price of $9.98 per share.
(5)

Performance-based restricted stock is earned based on the achievement of certain cumulative performance criteria determined as of the end of the three-year performance period indicated in the award agreement, generally subject to the Named Executive Officer’s continued employment or other service through the date on which performance is measured. Further details regarding the vesting conditions applicable to performance-based restricted stock can be found above under the heading “Stock-based Incentive Program” in the “Compensation Discussion and Analysis Section.” The number of performance-based restricted shares shown above reflects achievement of applicable performance goals at threshold levels.

(6)

As a result of his resignation, Mr. Sullivan has until May 21, 2019 to exercise the exercisable stock options noted above. All unvested and unearned awards held by Mr. Sullivan as of his resignation date were forfeited automatically as of such date.

Option Exercises and Stock Vested in 2018

No NEO exercised options during 2018, and no restricted stock awards vested during 2018. However, certain awards vested on January 1, 2019. See above for further details.

Potential Payments upon Termination or Change in Control for 2018

During 2018, the employment agreements of each Named Executive Officer (other than Mr. Melnick who had no employment agreement in effect during 2018) provided for severance benefits upon a termination of employment under certain circumstances (including, in certain cases, in connection with a change in control). For a discussion regarding the benefits see “—Employment Agreement with Mr. James M. Harrison”, and “—Employment Agreement with Mr. Vero, Mr. Michael P. Harrison and Mr. Sullivan” and “—Employment Agreement with Mr. Correale”, below. Upon his resignation as of March 22, 2019, Mr. Sullivan did not receive any severance benefits. In connection with his termination of employment with the Company as of August 31, 2018, Mr. Melnick received the severance payments and benefits described below under “Separation Agreement and General Release with Mr. Melnick.” Furthermore, a change in control (in some cases, only if accompanied by a qualifying termination of the Named Executive Officer’s employment) or a termination of employment would also, in certain cases, result in the accelerated vesting of our restricted stock, and time-based options and would have certain effects on our performance-based options. See “—Effect of Change of Control and Qualifying Termination on Equity Awards” below.

The following table presents the potential post-employment severance and bonus payments payable to each of our Named Executive Officers, and the potential effect of a change in control on stock–based awards held by our Named Executive Officers, in each case, as of December 31, 2018, the last business day of our fiscal year. The table also assumes that the triggering event took place on December 31, 2018. Amounts shown in the table do not include (i) accrued but unpaid salary, (ii) annual cash bonuses for fiscal 2018 (which, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, were not earned for 2018), (iii) vested benefits, including the value of time-based restricted stock that vested by its terms on December 31, 2018 or (iv) other benefits earned or accrued by the Named Executive Officer during his employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

Name	Benefit	Termination of Employment Without Cause or for Good Reason	Termination of Employment due to Death and Disability	Termination of Employment without Cause or for Good Reason within Six Months prior to or 24 Months after a Change in Control	Change in Control without Termination of Employment
James M. Harrison	Severance (1)	$5,357,406	—	$7,143,208	—
	Vesting of Time-Based Options (2)	—	—	—	—
	Vesting of Performance-Based Options (2)	—	—	—	—
	Vesting of Time-Based Restricted Stock (3)	459,928		459,928
	Vesting of Performance-Based Restricted Stock (4)	613,241		613,241

Ryan T. Vero	Severance (5)	765,000	—	2,371,500	—
	Vesting of Time-Based Restricted Stock (3)	85,848		85,848
	Vesting of Performance-Based Restricted Stock (4)	114,467		114,467

Michael A. Correale	Severance (6)	562,918	$151,555	562,918	—
	Vesting of Time-Based Options (2)	—	—	—	—
	Vesting of Performance-Based Options (2)	—	—	—	—

Michael P. Harrison	Severance (5)	400,000	—	1,240,000	—
	Vesting of Time-Based Options (2)	—	—	—	—
	Vesting of Performance-Based Options (2)	—	—	—	—
	Vesting of Time-Based Restricted Stock (3)	33,772		33,772
	Vesting of Performance-Based Restricted Stock (4)	45,023		45,023

Daniel J. Sullivan	Severance (5)	663,000	—	2,055,300	—
	Vesting of Time-Based Options (2)	—	—	—	—
	Vesting of Time-Based Restricted Stock (3)	74,401		74,401
	Vesting of Performance-Based Restricted Stock (4)	99,205		99,205

Gregg A. Melnick	Severance (7)	473,712		473,712

(1)

As of December 31, 2018, Mr. James M. Harrison was entitled to severance under the terms of his employment agreement, as described below. The table assumes Mr. Harrison would be subject to a three-year “restriction period” (as described below) and that the applicable severance multiplier would be three. The severance amount above does not include a pro rata bonus amount.

(2)

Under the terms of their employment agreements, in connection with a Qualifying Termination (as defined below), all time-based stock options that were granted in fiscal 2015 and 2016 held by Messrs. James M. Harrison, Vero, Michael P. Harrison and Sullivan as of December 31, 2018 would vest in full. Under the terms of the applicable stock option agreements, time-based options granted in fiscal 2015 and 2016 to Mr. Correale would fully vest if his employment was terminated without cause within one year following a change in control and would accelerate by twelve months if his employment was terminated without cause under any other circumstances. No value is shown related to any fiscal 2015 and 2016 stock options as the exercise price exceeds the closing price of a share of our common stock on December 31, 2018. No amounts have been included in the table with respect to performance-based options since they would not have vested if a change of control occurred on December 31, 2018, based on the closing price of a share of our common stock on that date and an assumed sale by THL of all of its shares of our common stock on that date, determined as described above.

(3)

Under the terms of their employment agreements, in connection with a Qualifying Termination (as defined below), all unvested time-based restricted stock held by Messrs. James M. Harrison, Vero, Michael P. Harrison and Sullivan as of December 31, 2018 would vest in full. Amounts are based on the Company’s December 31, 2018 stock price.

(4)

Under the terms of their employment agreements, in connection with a Qualifying Termination (as defined below), all performance-based restricted stock held by Messrs. James M. Harrison, Vero, Michael P. Harrison and Sullivan as of December 31, 2018 for which the performance period had not ended would be treated as earned at target levels and would vest by applying a pro-ration factor equal to the number of days worked by the Named Executive Officer during the performance period prior to such Qualifying Termination. The amounts above represent a one-third (1/3) pro-ration factor as of December 31, 2018 and are based on the Company’s December 31, 2018 stock price.

(5)

As of December 31, 2018, Messrs. Vero, Michael P. Harrison and Sullivan are entitled to severance under the terms of their employment agreements, as described below. Severance above does not include a pro rata bonus amount.

(6)

Mr. Correale is entitled to severance under the terms of his employment agreement, as described below. The table calculates Mr. Correale’s severance based on his annual base salary as of December 31, 2018 and a bonus amount for the year of termination equal to 100% of the target amount.

(7)

Mr. Melnick’s employment with the Company terminated on August 31, 2018. The amount shown above reflects the amount actually payable to him under his separation agreement and general release, the terms of which are described below.

Employment Agreement with James M. Harrison. Under Mr. James M. Harrison’s employment agreement, as last amended and restated on May 8, 2018, if we terminated Mr. James M. Harrison’s employment other than for cause (as defined in Mr. James M. Harrison’s employment agreement), or if Mr. James M. Harrison terminates his employment for good reason (as defined in Mr. James M. Harrison’s employment agreement), we would have been obligated to pay Mr. James M. Harrison the following lump sum cash payments: (1) accrued unpaid salary, earned but unpaid annual bonus for any prior year and accrued but unpaid vacation pay (collectively, the “Accrued Obligations”); (2) severance pay equal to (A) his annual base salary multiplied by (B) the number of years in the restriction period (which will last one to three years following the termination of his employment, as described below); and (3) a pro rata annual bonus for the year of termination, payable based on actual performance in the year of termination. If such a termination had occurred within six months prior to, or twenty four months following, a change in control (a “Qualifying Termination”), the restriction period would have been equal to three years and the severance payment would have been equal to an amount equal to two and one-half times the sum of Mr. James M. Harrison’s current annual base salary and the target annual bonus and payable as a lump sum (and he would be entitled to a pro rata annual bonus for the year of termination, payable based on actual performance in the year of termination). In addition, assuming Mr. James M. Harrison’s timely election to continue his “COBRA” coverage under the Company’s group health plan, for a period of twenty-four months following termination, he would receive a monthly amount equal to the Company’s portion of the monthly health premiums for such coverage as paid prior to termination.

In addition, pursuant to the terms of the employment agreement, upon the consummation of a change in control, any stock options, restricted stock, restricted stock units, performance stock units or similar awards granted to Mr. Harrison on or after January 1, 2014 that vest solely based on the executive’s continued service with the Company will fully vest immediately upon the occurrence of a Qualifying Termination. Any such awards that are subject to performance-based vesting shall be earned and vest as follows: (i) if the full performance period has elapsed as of the date of the Qualifying Termination, based on actual achievement of the applicable performance goals without pro-ration and (ii) otherwise, based on assumed achievement of the applicable performance goals at 100% of the performance target, prorated based on the number of days of Mr. Harrison’s actual employment with the Company prior to the Qualifying Termination during the full performance period. If Mr. Harrison does not experience a Qualifying Termination prior to the end of the original performance period, any awards will be earned based on assumed achievement of the applicable performance goals at 100% of the performance target and will vest as of the last day of the original performance period without pro-ration. The Company’s obligation to pay severance benefits (as described in the preceding paragraph) or to provide for the vesting described in this paragraph is conditioned on Mr. James M. Harrison signing and not revoking a general release of claims in favor of the Company.

Under his employment agreement, (i) upon termination of Mr. James M. Harrison’s employment by the Company for cause, or by Mr. James M. Harrison without good reason, Mr. James M. Harrison is only entitled to the Accrued Obligations, and (ii) upon his termination of employment due to death or disability, Mr. James M. Harrison is entitled to the Accrued Obligations and a pro rata annual bonus for the year of termination. Payments of his pro rata bonus are subject to Mr. James M. Harrison’s (or, in the case of his death, his beneficiary or estate’s) signing of a release of claims.

Mr. Harrison’s employment agreement also provides that during the term of the agreement and the Restriction Period (as described below), Mr. Harrison will be subject to certain non-competition and non-solicitation provisions, as described in Mr. Harrison’s employment agreement. The Restriction Period will be three years in the event of the termination of Mr. Harrison’s employment by the Company for cause or by Mr. Harrison without good reason. If we terminate Mr. Harrison’s employment other than for Cause or due to his death or permanent disability, or Mr. Harrison terminates his employment for good reason, the Restriction Period will be instead a one, two or three-year period, determined at our election (except that following a change in control, the Restriction Period will be three years if Mr. Harrison’s employment is terminated by us other than for cause or by Mr. Harrison for good reason).

Employment Agreements with Messrs. Vero, Michael P. Harrison and Mr. Sullivan. During 2018, the employment agreements for Mr. Vero, Mr. Sullivan and, effective December 28, 2018, Mr. Michael P. Harrison were substantially identical to Mr. James M. Harrison’s employment agreement with respect to severance (including change-in-control-related severance) and restrictive covenants. The only material differences were that: (1) Messrs. Vero, Michael P. Harrison and Sullivan’s severance pay, if payable due to termination other than for cause or change in control, was equal to one year of base salary (which would be paid over a twelve-month period), (2) Messrs. Vero, Michael P. Harrison and Sullivan’s severance pay, if payable due to a Qualifying Termination, would have been an amount equal to two times the sum of their current annual base salary and the target annual bonus, (3) Messrs. Vero, Michael P. Harrison and Sullivan’s COBRA premium payments would have been limited to a twelve-month period following termination of employment and (4) Messrs. Vero, Michael P. Harrison and Sullivan’s Restriction Period would be for a period of one year, except in the case of a termination of employment in connection with a change in control, in which case the Restriction Period would be for a period of two years. Upon Mr. Sullivan’s resignation as of March 22, 2019, his employment agreement terminated without any severance becoming payable to him.

Employment Agreement with Mr. Correale. Under Mr. Correale’s employment agreement, if Mr. Correale’s employment is terminated without cause (as defined in his employment agreement), he would be entitled to severance in an amount equal to (i) his annual base salary as of the date of the termination and (ii) to the extent permitted under applicable law without penalty to the Company, an amount in cash that is sufficient on an after-tax basis to reimburse Mr. Correale for the portion of his COBRA premiums that is equal to the employer contributions made on his behalf as of immediately prior to his termination under the Company’s group health plans, which, in each case, will be paid in equal installments in accordance with the Company’s regular payroll schedule over the one-year period commencing on the date of the termination. In the event of such a termination, Mr. Correale would also be entitled to the annual bonus he would have received based on actual performance for the year in which such termination occurs, which would be paid to him within the first two and one-half months following the end of the year to which the annual bonus corresponds.

In the event that Mr. Correale’s employment is terminated by the Company due to his disability or due to his death, Mr. Correale would be entitled to a pro rata annual bonus based on actual performance for the year in which the termination occurs, which would be paid to him within the first two and one-half months following the end of the year to which the annual bonus corresponds. The payments described above are subject to Mr. Correale’s (or, in the case of his death, his beneficiary or estate’s) signing of a release of claims.

Separation Agreement and General Release with Mr. Melnick. During 2018, the Company and Mr. Melnick entered into a separation agreement and general release under which Mr. Melnick’s employment as President of the Company terminated, effective as of August 31, 2018. In exchange for Mr. Melnick’s agreement to abide by the terms of the agreement, including its non-competition, non-solicitation and non-disclosure provisions and his execution and non-revocation of a general release of claims, the Company agreed to pay Mr. Melnick at his base salary rate for the period from September 1, 2018 through January 31, 2019 and to provide him with continued “COBRA” benefits for which the Company would pay Mr. Melnick’s share of any premiums. Mr. Melnick was also to receive a pro-rata bonus for the period from January 1, 2018 through August 31, 2018, consistent with the bonus plan for key executive officers; however, no bonus amounts were earned under the plan for 2018.

Effect of Change of Control and Qualifying Termination of Employment on Equity Awards. If THL receives “deferred proceeds” (which are generally defined to include rights to contingent payments, deferred payments and similar payments) in connection with a change of control, any unvested performance-based options will generally remain outstanding and eligible to vest until the earlier of (i) the date THL no longer holds any equity or other securities of the Company or any deferred proceeds and (ii) the tenth anniversary of the date of grant (the earlier date, the “Final Vesting Date”). Upon the termination of a Named Executive Officer’s employment or other service by the Company for any reason (other than by the Company for cause or by the Named Executive Officer without good reason) on or after a change in control, any unvested performance-based options will remain outstanding and eligible to vest until the Final Vesting Date.

A change of control does not automatically accelerate the vesting of the stock options that were granted subsequent to fiscal 2013. However, if the executive’s employment is terminated by us without cause within one year following a change of control, stock options granted to our Named Executive Officers in fiscal 2015 and 2016 would fully vest. If a termination of the executive’s employment by the Company without cause occurred other than within one year of a change of control, stock options granted in fiscal 2015 and 2016 would accelerate by 12 months.

For our Named Executive Officers with an employment agreement containing provisions regarding a Qualifying Termination, those Qualifying Termination provisions described above would apply to outstanding shares of restricted stock issued to them in 2018.

Restrictive Covenants in Stock Option Agreements. The stock option agreements for the stock options granted in 2013 held by Messrs. James M. Harrison, Melnick and Correale contain certain restrictive covenants, including non-competition and non-solicitation provisions that apply during the Named Executive Officer’s employment and the 18-month period following a termination of his employment with the Company.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or insider participation between any member of the Board of Directors or Compensation Committee and any member of the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Chief Executive Officer Pay Ratio

As required by law, we have determined that a reasonable, good faith estimate of the ratio of the annual total compensation our Chief Executive Officer, James M. Harrison, and the median of the annual total compensation of our employees for fiscal 2018 is 284 to 1, in each case, with the applicable individual’s annual total compensation calculated in accordance with the methodology used to report annual total compensation in the Summary Compensation Table.

SEC rules require us to identify our median employee only once every three years, provided that there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our CEO pay ratio disclosure. The Company has determined that there have been no changes in our employee population and compensation arrangements that we reasonably believe would result in a significant change to the CEO Pay Ratio because we have had no acquisitions, dispositions or reductions in force involving a material proportion of our overall employee base and have not materially changed our employee compensation structure since 2017. Therefore, we did not re-determine our median employee for 2018.

We identified our median employee for purposes of computing our 2017 CEO pay ratio by selecting November 26, 2017 as the date for establishing the employee population used to determine the median employee. We identified the median employee by listing and ranking our employees (other those who are excluded as described below) by total cash compensation paid from January 1, 2017 through November 26, 2017 and selecting the median employee. Total cash compensation for employees paid in a foreign currency was converted to U.S. dollars using the applicable country’s weighted average exchange rate through November 26, 2017. We did not adjust total compensation based on cost-of-living. As of November 26, 2017, we had 21,606 employees working in nine countries. For purposes of identifying our median employee, the described employee list included 16,448 employees in the United States, 1,052 employees in Canada, 1,238 employees in Madagascar, 492 employees in Malaysia and 312 employees in Mexico. All employees in the following countries were excluded from the employee list under the de minimis exception as permitted under applicable SEC rules: 22 employees in Australia, 476 employees in China, 159 employees in Germany and 336 employees in the United Kingdom. In addition, 1,071 employees from our acquisitions of Granmark and two smaller operations (Print Appeal Inc. and Balloon Agencies Pty Ltd) during 2017 were also excluded from the employee list as permitted under applicable SEC rules.

Due to permitted variations in methodology and other factors, the Company’s pay ratio is not directly comparable to the pay ratios of other companies, including other companies within our industry. We do not base our executive compensation decisions on our CEO Pay Ratio.

PROPOSAL 4

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement describes our executive compensation program and the compensation of our named executive officers for fiscal 2018. The Board is asking stockholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the stockholders of Party City Holdco Inc. APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed in its Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As described in detail in the Compensation Discussion and Analysis, we have a total compensation approach focused on performance-based incentive compensation that seeks to:

•	link pay to performance to create incentives for our named executive officers to perform their duties at a high level;

•	ensure compensation levels and components are actively managed; and

•	use equity compensation to align employees’ long-term interests with those of our stockholders.

We believe our financial and operating performance demonstrates the effectiveness of our compensation program.

The Board is asking stockholders to support this proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders as expressed in their votes. The Board and Compensation Committee will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2019 for:

•	each person whom we know beneficially owns more than five percent of our common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Shares of common stock that may be acquired within 60 days following March 31, 2019 pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such holder but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% or greater stockholders:
Funds affiliated with Thomas H. Lee Partners, L.P. (1)	35,716,258	38.09%
Funds affiliated with Neuberger Berman Group LLC (2)	10,354,080	11.04%
Directors and named executive officers:
James M. Harrison (3)	1,640,354	1.73%
Ryan T. Vero (4)	120,341	*
Michael A. Correale (5)	160,408	*
Michael P. Harrison (6)	61,882	*
Todd M. Abbrecht (7)	—	—
Steven H. Collins (8)	12,080	*
William S. Creekmuir (9)	17,478	*
Douglas A. Haber (7)	—	—
Lisa K. Klinger (10)	12,930	*
Norman S. Matthews (11)	200,770	*
Michelle Millstone-Shroff	—	—
Gerald C. Rittenberg (12)	513,360	*
Morry Weiss (13)	3,379,855	3.60%
All directors and executive officers as a group (13 persons)(14)	6,119,458	6.42%

*	Represents beneficial ownership of less than 1%.
(1)

Funds affiliated with Thomas H. Lee Partners, L.P. (the “THL Funds”) own 100% of THL PC Topco, L.P., which in turn owns shares of our common stock. Voting and investment determinations with respect to the securities held by the THL Funds are made by a management committee (the “THL Committee”)

consisting of Todd M. Abbrecht, Anthony J. DiNovi, Thomas M. Hagerty, Soren L. Oberg, Scott M. Sperling and Kent R. Weldon, and as such, each member of the THL Committee may be deemed to share beneficial ownership of the securities held or controlled by the THL Funds. Each member of the THL Committee disclaims beneficial ownership of such securities. The address of the THL Funds and each member of the THL Committee is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.
(2)

Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC and certain affiliated persons may be deemed to beneficially own the shares of our common stock. Neuberger Berman Group LLC, through its subsidiaries Neuberger Berman Investment Advisers Holdings LLC, NB Alternatives Holdings LLC and Neuberger Trust Holdings LLC controls Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC and certain affiliated persons. The address for Neuberger Berman Group LLC is 1290 Avenue of the Americas, New York, New York, 10104.

(3)	Includes shares held by James M. Harrison and in a limited liability company and 804,160 shares which could be acquired by Mr. Harrison within 60 days upon exercise of options.
(4)	Includes 40,000 shares which could be acquired by Mr. Vero within 60 days upon exercise of options.
(5)	Includes 79,637 shares which could be acquired by Mr. Correale within 60 days upon exercise of options.
(6)	Includes 20,930 shares which could be acquired by Michael P. Harrison within 60 days upon exercise of options.
(7)

Does not include shares held by the THL Funds. Mr. Abbrecht and Mr. Haber are Managing Directors of THL. In addition, Mr. Abbrecht serves on the THL Committee. Mr. Abbrecht and Mr. Haber each disclaim beneficial ownership of the securities held or controlled by the THL Funds. Their addresses are c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, MA 02110.

(8)	Includes 2,080 shares which could be acquired by Mr. Collins within 60 days upon exercise of options
(9)	Includes 11,778 shares which could be acquired by Mr. Creekmuir within 60 days upon exercise of options
(10)	Includes 12,930 shares which could be acquired by Ms. Klinger within 60 days upon exercise of options
(11)	Includes shares held by Mr. Matthews and in a trust and 18,680 shares which could be acquired by Mr. Matthews within 60 days upon exercise of options
(12)	Includes 513,360 shares which could be acquired by Mr. Rittenberg within 60 days upon exercise of options.
(13)

Includes 12,930 shares which could be acquired by Mr. Weiss within 60 days upon exercise of options. Mr. Weiss, together with his spouse and children are the directors of The Weiss Family Private Operating Foundation and Mr. Weiss and his children are the managers of Three Twenty Three Family Holdings, LLC 2. Accordingly, they share voting and investment control over all shares held by those entities.

(14)	Includes 4,602,973 shares of common stock and 1,516,485 which could be acquired within 60 days upon exercise of options

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions Policy

In accordance with the charter of our Audit Committee and our policy with respect to related person transactions, our Audit Committee is responsible for reviewing and approving related person transactions.

The policy with respect to related person transactions applies to transactions, arrangements and relationships (or any series of similar transactions, arrangements or relationships) where the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, and where we (or our subsidiaries) are a participant and in which a related person has or will have a direct or indirect material interest. A related person is: (1) any person who is, or at any time since the beginning of our fiscal year was, a director or executive officer of the Company, or a nominee for director or executive officer of the Company; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons has a position or relationship, or in which such person, together with his or her immediate family members, has a 10% or greater beneficial ownership.

In the course of its review and approval of related person transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy with respect to related person transactions requires our Audit Committee to consider, among other factors it deems appropriate:

•	the benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

In addition, the Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include (i) employment as an executive officer, if the related compensation is approved (or recommended to the Board of Directors for approval) by the Compensation Committee; (ii) any compensation paid to a director if the compensation is consistent with the Company’s director compensation policies and is required to be reported in the Company’s proxy statement under applicable compensation disclosure requirements; (iii) any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer) or director or beneficial owner of less than 10% of that company’s equity, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenue; (iv) any charitable contribution, grant or endowment by the Company or a charitable foundation created by the Company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of such charitable organization’s total annual receipts; (v) any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis, such as dividends; (vi) any transaction involving a related person where the rates or charges involved are determined by competitive bids; and (vii) any service provided by the Company to any related person, provided that such service is in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable services provided to non-related persons.

Agreements with Management

We have previously entered into employment agreements with certain of our executive officers. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements.”

Stockholders Agreement

On March 12, 2018, we entered into a second amended and restated stockholders agreement (the “Stockholders Agreement”) with THL and certain members of management pursuant to which we will be required to take all necessary action to cause the Board of Directors to include individuals designated by THL in the slate of nominees recommended by the Board of Directors for election by our stockholders. Under the Stockholders Agreement, THL has the right to nominate (i) three directors if it owns at least 30% but less than 40% of the common stock it held at the closing of our initial public offering (the “Closing Date Shares”), (ii) two directors if it owns at least 15% but less than 30% of its Closing Date Shares and (iii) one director if it owns at least 5% but less than 15% of its Closing Date Shares.

Registration Rights Agreement

We entered into an amended and restated registration rights agreement with THL and certain members of management pursuant to which THL was provided with demand registration rights in respect of any shares of common stock it holds, subject to certain conditions. In addition, in the event that we register additional shares of common stock for sale to the public, we will be required to give notice of such registration to the parties thereto, and, subject to certain limitations, include shares of common stock held by them in such registration. Members of management party to the amended and restated registration rights agreement have similar piggyback rights in the event we register additional shares of common stock held by THL for sale to the public.

Consulting Agreement

On March 15, 2017, we entered into a Transition and Consulting Agreement (the “Consulting Agreement”) with Gerald Rittenberg, a director of the Company. Pursuant to the Consulting Agreement, since January 1, 2018, we paid Mr.  Rittenberg $600,000 in consulting fees.

Retail Force, Inc.

Immediately prior to the consummation of our initial public offering in April 2015, we spun-off our interest in a subsidiary, Retail Force, Inc. (“Retail Force”), to which we transferred software code and other assets related to an enterprise management tool for monitoring retail store metrics. All of the interests in Retail Force are held on a pro rata basis by the holders of our common stock of record immediately prior the closing of the initial public offering, including THL and Advent.

In connection with the spin-off, we received a license to use the enterprise management software as well as five years of support services from Retail Force. In consideration for the license and support services, during such five-year term, we will pay Retail Force a $0.3 million annual license fee, will indemnify Retail Force for certain contingent liabilities and will reimburse Retail Force for expenses incurred in connection with the development and maintenance of any software modifications requested by us. The value of such reimbursement for modifications will be capped at $0.3 million per year during the five-year support term. In addition, we will provide Retail Force with all necessary management services in exchange for a $0.2 million annual management fee.

In addition to the ongoing management fee and license fee, during the year ended December 31, 2018, we provided Retail Force with $0.2 million of funds to use in order to make modifications to the enterprise management software.

Other Transactions

Michael Harrison, the son of our Chief Executive officer, is employed as our Senior Vice President and General Manager of the North American Consumer Products Group. See “Executive Compensation — Summary Compensation Table for 2018, 2017 and 2016” for amounts paid to Mr. Harrison in fiscal year 2018.

AUDIT COMMITTEE MATTERS

Audit and Other Fees

The aggregate fees that Party City paid for professional services rendered by E&Y for the fiscal years ended December 31, 2018 and 2017 were (amounts in millions):

	2018	2017
Audit Fees (1)	$3.1	$3.1
Audit Related Fees (2)	0.1	0.1
Tax Fees (3)	0.4	0.3
All Other Fees	—	—

Total	$3.6	$3.5

(1)

Audit fees in both fiscal 2018 and 2017 include professional services rendered for the audits of our consolidated financial statements (including reviews of all associated quarterly financial statements), assistance with documents filed with the Securities and Exchange Commission, and audits of statutory financial statements incremental to the audit of the consolidated financial statements.

(2)

Audit related fees principally include the audits of our employee benefit plans, due diligence services and attestation services related to financial reporting that are not required by statute or regulation.

(3)	Tax fees were for services related to tax compliance, tax advice and tax planning.

The Company also paid minimal subscription fees for access to the Ernst & Young Global Accounting and Auditing Information Tool.

The Audit Committee pre-approves all audit services and all permitted non-audit services by E&Y, including engagement fees and terms.

The Audit Committee’s policies prohibit Party City from engaging E&Y to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser or investment banking services or human resource consulting. In addition, the Audit Committee evaluates whether Party City’s use of E&Y for permitted non-audit services is compatible with maintaining E&Y’s independence. The Audit Committee concluded that E&Y’s provision of non-audit services, all of which the Audit Committee approved in advance, was compatible with its independence.

Audit Committee Pre-Approval Policy

The Audit Committee approves all engagements of the independent registered public accounting firm in advance including approval of the related fees. The Audit Committee approves an annual budget (and may from time to time approve amendments), which specifies projects and the approved levels of fees for each. All audit and non-audit services, other than non-audit services subject to the de minimis exception set forth in Section 10A of the Exchange Act, provided by the independent registered public accounting firm must be approved by the Audit Committee, through its Chairman.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors. In accordance with this charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to the integrity of Party City’s financial statements and internal control system. The Board of Directors has determined in its business judgment that all members of the Audit Committee are “independent”, as is required by the listing standards of NYSE and under SEC rules.

Management and the independent auditors are responsible for the planning and conduct of audits, as well as for any determination that Party City’s financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Audit Committee is responsible for the oversight of management and the independent auditors in connection with this process.

In addition, the Audit Committee is responsible for monitoring the independence of and risk assessment procedures used by the independent auditors, selecting and retaining the independent auditors and overseeing compliance with various laws and regulations.

In discharging its oversight responsibilities, the Audit Committee reviewed and discussed Party City’s audited financial statements with management and E&Y, Party City’s independent auditors. The Audit Committee also discussed with E&Y all communications required by Statement on Auditing Standards No. 1301, Communications with Audit Committees Concerning Independence.

The Audit Committee received the written disclosures and letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence and has discussed E&Y’s independence with them

The Audit Committee reviewed the audited consolidated financial statements of Party City as of December 31, 2018 and for fiscal 2018 with management and E&Y. Management has the responsibility for the preparation of Party City’s financial statements, and E&Y has the responsibility for the audit of those statements.

Based on these reviews and discussions with management and E&Y, the Audit Committee recommended to the Board of Directors that Party City’s audited financial statements be included in its Annual Report on Form 10-K for fiscal 2018 for filing with the SEC.

Audit Committee

William S. Creekmuir, Chairman

Lisa K. Klinger

Morry Weiss

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019

The Audit Committee of our Board has appointed E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2019. We are asking stockholders to ratify this appointment. E&Y has served as the Company’s independent registered public accounting firm since July 2012. Although stockholder ratification of the appointment is not required by law and is not binding on the Company, the Audit Committee will take the appointment of E&Y under advisement if such appointment is not ratified.

Representatives of E&Y will attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5, RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and any person beneficially owning more than 10% of our common stock to file reports with the SEC regarding their ownership of our common stock and any changes in ownership. Based solely on our review of such reports furnished to us from certain persons that no other reports were required for those persons, we believe that all filing requirements applicable to our directors, officers and persons owning more than 10% of our common stock were complied with in fiscal 2018 except Gerry Rittenberg was delinquent in filing a Form 4 to report a sale of Company common stock. Such filing has been made at the time of filing of the Proxy Statement

Stockholder Proposals for 2020 Annual Meeting

Proposals by stockholders for inclusion in our proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 2020 should be addressed to the Corporate Secretary, Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523, and must be received at this address no later than [ ], 2019. Upon receipt of a proposal, we will determine whether or not to include the proposal in the proxy statement and form of proxy in accordance with applicable law. It is suggested that proposals be forwarded by certified mail, return receipt requested.

Annual Meeting Advance Notice Requirements

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not earlier than the opening of business 120 days prior, and not later than the close of business 90 days before, the first anniversary date of the immediately preceding the Annual Meeting of Stockholders. Stockholders who wish to nominate persons for election to our Board of Directors or propose other matters to be considered at our 2020 Annual Meeting of Stockholders must provide us advance notice no earlier than February 7, 2020 and no later than March 8, 2020. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Under our amended and restated bylaws, the Board of Directors may adopt by resolution the rules and regulations for the conduct of meetings. Except to the extent inconsistent with such rules and regulations adopted by the Board of Directors, the chairman of the meeting of stockholders shall have the right to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials or this Proxy Statement and the fiscal 2018 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our Proxy Statement and fiscal 2018 Annual Report on Form 10-K to you if you write or call us at the following address or telephone number: Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523, Attention: Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523, Attention: ICR, 203-682-8200, InvestorRelations@partycity.com. If you would like to receive separate copies of these materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

Appendix A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PARTY CITY HOLDCO INC.

Party City Holdco Inc., a Delaware corporation (the “Corporation”), hereby certifies that this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and that:

A. The name of the Corporation is: Party City Holdco Inc.

B. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on May 31, 2012 under the name PC Topco Holdings, Inc., amended on November 25, 2013 and amended on April 2, 2015 (as amended, the “Original Certificate of Incorporation”).

C. The Amended and Restated Certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) was filed on April 21, 2015, which amended and restated the Original Certificate of Incorporation.

~~C~~D. This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”) amends and restates the ~~Original~~Amended and Restated Certificate of Incorporation.

D. The Certificate of Incorporation of the Corporation upon the filing of this Second Amended and Restated Certificate of Incorporation, shall read in its entirety as follows:

ARTICLE I—NAME

The name of the corporation is Party City Holdco Inc.

ARTICLE II—REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III—PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV—CAPITALIZATION

(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 315,000,000, consisting of 300,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”) and 15,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).

(b) Common Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law and this Article IV, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation.

(i) Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL. There shall be no cumulative voting.

(ii) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the board of directors of the Corporation (the “Board of Directors”) and subject to any preferential dividend rights of any then outstanding Preferred Stock. Except as otherwise provided by the DGCL or this Second Amended and Restated Certificate of Incorporation, the holders of record of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions.

(iii) No Preemptive Rights. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

(iv) No Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(v) Liquidation Rights. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock. A merger or consolidation of the Corporation with or into any other corporation or other entity or a sale or conveyance of all or any part of the assets of the Corporation, in any such case which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders, shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Article IV(b)(v).

(c) Preferred Stock. Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers relative to other classes or series of Preferred Stock, if any, or Common Stock, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by applicable law, to adopt any such resolution or resolutions. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Second Amended and Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation. Any shares of Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Second Amended and Restated Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

(d) No Class Vote On Changes In Authorized Number of Shares Of Preferred Stock. Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this Second Amended and Restated Certificate of Incorporation, any certificate of designations or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V—BOARD OF DIRECTORS

(a) Number of Directors; Vacancies and Newly Created Directorships. The number of directors constituting the Board of Directors shall be not fewer than three (3) and not more than fifteen (15), each of whom shall be a natural person. All elections of directors shall be determined by a plurality of the votes cast by stockholders entitled to vote in such elections. The number of directors initially shall be nine (9). Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted by the Board of Directors. Vacancies and newly-created directorships shall be filled exclusively pursuant to a vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, except that ~~(i) subject to clause (ii) below,~~ any vacancy created by the removal of a director by the stockholders for cause shall only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the outstanding shares of Common Stock ~~and (ii) prior to the Trigger Date (as defined below), any vacancy created by the removal of a director designated or nominated by a Sponsor Holder (as defined below) shall be filled exclusively by such Sponsor Holder~~. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the ~~class for which such director shall have been chosen~~directors, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

(b) ~~Classified Board of Directors~~Term. Subject to the special rights of the holders of any class or series of stock to elect directors, ~~the Board of Directors shall be classified with respect to the time for which directors severally hold office into three classes: Class I; Class II; and Class III. Each class shall consist, as nearly equal in number as practicable, of one-third of the total number of directors constituting the entire Board of Directors and the allocation of directors among the three classes shall be determined by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first~~commencing at the annual meeting of stockholders ~~of the Corporation following the filing of this Amended and Restated Certificate of Incorporation; the initial Class II Directors shall serve for a term~~in 2019, each director shall be elected annually for terms expiring at the ~~second~~next annual meeting of stockholders ~~following the filing of this Amended and Restated Certificate of Incorporation; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the filing of this Amended and Restated Certificate of Incorporation. Each director in each class shall hold office until his or her successor is duly elected and qualified or~~ until his or her earlier death, resignation or removal. ~~At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the filing of this Amended and Restated Certificate of Incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring~~. The division of directors into classes shall terminate at the annual meeting of stockholders ~~to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as equal as practicable.~~in 2019, from and after which all directors will stand for election annually.

(c) Removal. Subject to the rights of the holders of any series of Preferred Stock to elect directors, ~~the directors~~any director of the Corporation may be removed ~~only for~~with or without cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose~~; provided, however~~, ~~that prior to the first date (the “Trigger Date”) on which the investment funds affiliated with Thomas H. Lee Partners, L.P. and their respective successors and affiliates (collectively, the “THL Entities”) and investment funds affiliated with Advent International Corporation and their respective successors and affiliates (together with the THL Entities, the “Sponsor Holders” and each, a “Sponsor Holder”) cease collectively to beneficially own (directly or indirectly) more than fifty percent (50%) of the outstanding shares of Common Stock, the directors of the Corporation may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.~~ For the purpose of this Article V(c), “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

ARTICLE VI—INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

(a) Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans) (any such entity, an “Other Entity”), against all liability and loss suffered (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding). Notwithstanding the preceding sentence, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors or the Proceeding (or part thereof) relates to the enforcement of the Corporation’s obligations under this Article VI(a).

(b) Advancement of Expenses. The Corporation may to the extent permitted by applicable law pay the expenses (including, but not limited to attorneys’ fees and expenses) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

(c) Claims. If a claim for indemnification (following the final disposition of such proceeding) under this Article VI is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification under applicable law.

(d) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, member, trustee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of an Other Entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

(e) Non-Exclusivity of Rights. The rights conferred on any Indemnitee by this Article VI are not exclusive of other rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee.

(f) Amounts Received from an Other Entity. Subject to Article VI(g), the Corporation’s obligation, if any, to indemnify any Indemnitee who was or is serving at the Corporation’s request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such Other Entity.

(g) Indemnification Priority. As between the Corporation and any other person (other than an entity directly or indirectly controlled by the Corporation) who provide indemnification and advancement of expenses to the Indemnitees for their service to, or on behalf of, the Corporation (collectively, the “Secondary Indemnitors”) (i) the Corporation shall be the full indemnitor of first resort in respect of indemnification or advancement of expenses in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with the terms of this Article VI, irrespective of any right of indemnification, advancement of expenses or other right of recovery any Indemnitee may have from any Secondary Indemnitor (i.e., the Corporation’s obligations to such Indemnitees are primary and any obligation of any Secondary Indemnitor to advance expenses or to provide indemnification for the same loss or liability incurred by such Indemnitees is secondary to the Corporation’s obligations), (ii) the Corporation shall be required to advance the full amount of expenses incurred by any such Indemnitee and shall be liable for the full amount of all liability and loss suffered by such Indemnitee (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding), without regard to any rights any such Indemnitee may have against any Secondary Indemnitor, and (iii) the Corporation irrevocably waives, relinquishes and releases each Secondary Indemnitor from any and all claims against such Secondary Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation shall indemnify each Secondary Indemnitor directly for any amounts that such Secondary Indemnitor pays as indemnification or advancement on behalf of any such Indemnitee and for which such Indemnitee may be entitled to indemnification from the Corporation in connection with Jointly Indemnifiable Claims. No right of indemnification, advancement of expenses or other right of recovery that an Indemnitee may have from any Secondary Indemnitor shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation hereunder. No advancement or payment by any Secondary Indemnitor on behalf of any such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Corporation. Each Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure the rights of such Indemnitee’s Secondary Indemnitors under this Article VI(g), including the execution of such documents as may be necessary to enable the Secondary Indemnitors effectively to bring suit to enforce such rights, including in the right of the Corporation. Each of the Secondary Indemnitors shall be third-party beneficiaries with respect to this Article VI(g), entitled to enforce this Article VI(g). As used in this Article VI(g), the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any action, suit, proceeding or other matter for which an Indemnitee shall be entitled to indemnification or advancement of expenses from both a Secondary Indemnitor and the Corporation, whether pursuant to Delaware law, any agreement or certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the Secondary Indemnitors, as applicable.

(h) Amendment or Repeal. Any right to indemnification of any Indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Article VI after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit, proceeding or other matter for which indemnification or advancement of expenses is sought.

(i) Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

(j) Reliance. Indemnitees who after the date of the adoption of this Article VI become or remain an Indemnitee described in Article VI(a) will be conclusively presumed to have relied on the rights contained in this Article VI in entering into or continuing the service. The rights to indemnification conferred in this Article VI will apply to claims made against any Indemnitee described in Article VI(a) arising out of acts or omissions that occurred or occur either before or after the adoption of this Article VI in respect of service as a director or officer of the corporation or other service described in Article VI(a).

ARTICLE VII—ACTION BY CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS

(a) Action by Written Consent. Except as otherwise provided for or fixed by or pursuant to the provisions of this Second Amended and Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors providing for the issuance of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders~~; provided~~, ~~however, that prior to the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by stockholders holding at least a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote on the subject matter thereof.~~.

(b) Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by either (a) the Chairman or Vice Chairman of the Board of Directors or (b) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.

(c) Election of Directors by Written Ballot. Election of directors need not be by written ballot.

ARTICLE VIII—AMENDMENTS TO THE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

(a) Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation subject to the power of the stockholders of the Corporation to alter, amend or repeal the Bylaws; provided, that with respect to the powers of stockholders to make, alter, amend or repeal the Bylaws, ~~(i) prior to the Trigger Date, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class, which such majority must include at least sixty-six and two-thirds percent (66 2⁄3%) of the shares then held by the Sponsor Holders, shall be required to make, alter, amend or repeal the bylaws of the Corporation and (ii) from and after the Trigger Date,~~ in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote on the subject matter shall be required to make, alter amend or repeal the Bylaws of the Corporation.

(b) Amendments to the Second Amended and Restated Certificate of Incorporation. Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Second Amended and Restated Certificate of Incorporation may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Second Amended and Restated Certificate of Incorporation or otherwise required by law~~, (i) prior to the Trigger Date, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, which such majority must include at least sixty-six and two-thirds percent (66 2⁄3%) of the shares then held by the Sponsor Holders, and (ii) from and after the Trigger Date,~~ such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the outstanding shares of capital stock entitled to vote on the subject matter.

ARTICLE IX—BUSINESS COMBINATIONS

(a) Section 203 of the DGCL. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

(b) Interested Stockholder Transactions. Notwithstanding any other provision in this Second Amended and Restated Certificate of Incorporation to the contrary, the Corporation shall not engage in any Business Combination (as defined below) with any Interested Stockholder (as defined hereinafter) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

1)	prior to such time the Board of Directors approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;

2)

upon consummation of the transaction which resulted in such stockholder becoming an Interested Stockholder, such stockholder owned at least eighty-five percent (85%) of the Voting Stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by such stockholder) those shares owned (i) by Persons (as defined below) who are directors and also officers of the Corporation and (ii) employee stock plans of the Corporation in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

3)

at or subsequent to such time the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least sixty-six and two-thirds percent (66 2⁄3%) of the outstanding Voting Stock which is not owned by such stockholder.

(c) Exceptions to Prohibition on Interested Stockholder Transactions. The restrictions contained in this Article IX shall not apply if:

1)

a stockholder becomes an Interested Stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership; or

2)

the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Article IX(c)(2); (ii) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board of Directors; and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to § 251(f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock (as defined hereinafter) of the Corporation; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding Voting Stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all Interested Stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Article IX(c)(2).

(d) Definitions. As used in this Article IX only, and unless otherwise provided by the express terms of this Article IX, the following terms shall have the meanings ascribed to them as set forth in paragraph (d) of this Article IX:

1)

“Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of Voting Stock; (ii) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person;

2)	“Business Combination” means:

i.

any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (A) the Interested Stockholder, or (B) with any Person if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation paragraph (b) of this Article IX is not applicable to the surviving entity;

ii.

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock of the Corporation; or

iii.

any transaction or series of transactions which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of ten percent (10%) or more of any class or series of Stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (B) pursuant to a merger under § 251(g) or § 253 of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of Stock of the Corporation subsequent to the time the Interested Stockholder became such; or (D) pursuant to an exchange offer by the Corporation to purchase Stock made on the same terms to all holders of such Stock;

3)

“Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that is the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation, or is an Affiliate or Associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this Article IX to the contrary, the term “Interested Stockholder” shall not include: (i) ~~the Sponsor Holders~~investment funds affiliated with Thomas H. Lee Partners, L.P. or their respective Affiliates or Associates; (ii) any Person who would otherwise be an Interested Stockholder because of a transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition of five percent (5%) or more of the outstanding Voting Stock of the Corporation (in one transaction or a series of transactions) by any party specified in the immediately preceding clause (i) to such Person; provided, however, that such Person was not an Interested Stockholder prior to such transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition; or (iii) any Person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely by the Corporation, provided, that, for purposes of this clause (iii), such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Corporation, except as a result of further action by the Corporation not caused, directly or indirectly, by such Person;

4)

“Owner,” including the terms “own” and “owned,” when used with respect to any Stock, means a Person that individually or with or through any of its affiliates or associates beneficially owns such Stock, directly or indirectly; or has (i) the right to acquire such Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; or (ii) the right to vote such Stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any Stock because of such Person’s right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in (ii) of this Article IX (d)(4)), or disposing of such Stock with any other Person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such Stock; provided, that, for the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include Stock deemed to be owned by the Person through application of this definition of “owned” but shall not include any other unissued Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

5)	“Person” means any individual, corporation, partnership, unincorporated association or other entity;

6)	“Stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest; and

7)

“Voting Stock” means, with respect to any corporation, Stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of Voting Stock shall refer to such percentage of the votes of such Voting Stock.

ARTICLE X—RENOUNCEMENT OF CORPORATE OPPORTUNITY

(a) Scope. The provisions of this Article X are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation with respect to certain classes or categories of business opportunities. “Exempted Persons” means ~~each Sponsor Holder~~ investment funds affiliated with Thomas H. Lee Partners, L.P. and their respective Affiliates (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation.

(b) Competition and Allocation of Corporate Opportunities. The Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

(c) Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

(d) Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in this Second Amended and Restated Certificate of Incorporation and in addition to any vote required by the DGCL, the affirmative vote of eighty percent (80%) of the voting power of the outstanding shares of capital stock entitled to vote on the adoption, alteration, amendment or repeal of amendments to this Second Amended and Restated Certificate of Incorporation, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article X. No amendment or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal.

ARTICLE XI—EXCLUSIVE JURISDICTION OF CERTAIN ACTIONS

The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Second Amended and Restated Certificate of Incorporation or bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII—SEVERABILITY

If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

[remainder of page intentionally left blank—signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Second Amended and Restated Certificate of Incorporation to be executed by the officer below this      day of             , 2019.

PARTY CITY HOLDCO INC.

By:
Name:
Title:

[Signature Page to Second Amended and Restated Certificate of Incorporation]

Appendix B

AMENDED AND RESTATED BYLAWS

SECTION 1—STOCKHOLDERS

Section 1.1. Annual Meeting. An annual meeting of the stockholders of Party City Holdco Inc. (the “Corporation”) for the election of directors to succeed those whose term expire and for the transaction of such other business as may properly come before the meeting shall be held at the place, if any, within or without the State of Delaware, on the date and at the time that the board of directors of the Corporation (the “Board of Directors”) shall each year fix. Unless stated otherwise in the notice of the annual meeting of the stockholders of the Corporation, such annual meeting shall be at the principal office of the Corporation.

Section 1.2. Advance Notice of Nominations and Proposals of Business.

(a) Nominations of persons for election to the Board of Directors and proposals for business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of record of the Corporation who (A) was a stockholder of record at the time of the giving of the notice contemplated in Section 1.2(b), (B) is entitled to vote at such meeting and (C) has complied with the notice procedures set forth in this Section 1.2. Subject to Section 1.2(i) and except as otherwise required by law, clause (iii) of this Section 1.2(a) shall be the exclusive means for a stockholder to make nominations or propose other business (other than matters properly brought pursuant to applicable provisions of federal law, including the Securities Exchange Act of 1934 (as amended from time to time, the “Act”) and the rules and regulations of the Securities and Exchange Commission thereunder) before an annual meeting of stockholders.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 1.2(a), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation with the information contemplated by Section 1.2(c), and (ii) the business must be a proper matter for stockholder action under the Delaware General Corporation Law (the “DGCL”). The notice requirements of this Section 1.2 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Act and such stockholder’s proposal has been included in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting.

(c) To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation a date (i) not less than 90 nor more than 120 days prior to the anniversary date of the prior year’s annual meeting or (ii) if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, on or before 10 days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice. Such notice from a stockholder must include (i) as to each nominee that the stockholder proposes for election or reelection as a director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Act and such nominee’s written consent to serve as a director if elected, and (B) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and its respective affiliates or associates, or others with whom they are acting in concert, on the one hand, and the proposed nominee, and his or her respective affiliates or associates, on the other hand; (ii) as to each proposal that the stockholder seeks to bring before the meeting, a brief description of such proposal, the reasons for making the proposal at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment) and any material interest that the stockholder has in the proposal; (iii) (A) the name and address of the stockholder giving the notice and the Stockholder Associated Person (as defined below), if any, on whose behalf the nomination or proposal is made, (B) the class (and, if applicable, series) and number of shares of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by the stockholder or any Stockholder Associated Person, (C) a description of any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation of the stockholder or any Stockholder Associated Person, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Corporation, (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or beneficially owns an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the Corporation or Derivative Instruments, (G) any other information relating to such stockholder and Stockholder Associated Person, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Act, (H) a representation that the stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (I) a certification as to whether or not the stockholder and all Stockholder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and each Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and the stockholder’s and each Stockholder Associated Person’s acts or omissions as a stockholder (or beneficial owner of securities) of the Corporation and (J) whether either the stockholder intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares reasonably believed by such stockholder to be sufficient to elect such nominee or nominees or otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination. For purposes of these bylaws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Act) of such stockholder, (ii) any beneficial owner of any capital stock or other securities of the Corporation owned of record or beneficially by such stockholder, (iii) any person directly or indirectly controlling, controlled by or under common control with any such Stockholder Associated Person referred to in clause (i) or (ii) above, and (iv) any person acting in concert in respect of any matter involving the Corporation or its securities with either such stockholder or any beneficial owner of any capital stock or other securities of the Corporation owned of record or beneficially by such stockholder; “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Act; and “control” means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing. In addition, in order for a nomination to be properly brought before an annual or special meeting by a stockholder pursuant to clause (iii) of Section 1.2(a), any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, and deliver a signed copy of such completed questionnaire to the Corporation within 10 days of the date that the Corporation makes available to the stockholder seeking to make such nomination or such nominee the form of such questionnaire. The Corporation may require any proposed nominee to furnish such other information as may be reasonably requested by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice pursuant to this Section 1.2(c) shall be provided as of the date of such notice and shall be supplemented by the stockholder not later than 10 days after the record date for the determination of stockholders entitled to notice of the meeting to disclose any changes to such information as of the record date. The information required to be included in a notice pursuant to this Section 1.2(c) shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice required by this Section 1.2(c) on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

(d) Subject to the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), Section 1.2(i) and applicable law, only persons nominated in accordance with procedures stated in this Section 1.2 shall be eligible for election as and to serve as a member of the Board of Directors and the only business that shall be conducted at an annual meeting of stockholders is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 1.2. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any proposal has been made according to the procedures stated in this Section 1.2 and, if any nomination or proposal does not comply with this Section 1.2, unless otherwise required by law, the nomination or proposal shall be disregarded.

(e) For purposes of this Section 1.2, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Act.

(f) Notwithstanding the foregoing provisions of this Section 1.2, a stockholder shall also comply with all applicable requirements of the Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.2. Nothing in this Section 1.2 shall affect any rights, if any, of stockholders to request inclusion of nominations or proposals in the Corporation’s proxy statement pursuant to applicable provisions of federal law, including the Act.

(g) Notwithstanding the foregoing provisions of this Section 1.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business or does not provide the information required by Section 1.2(c), including any required supplement thereto, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(h) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.2. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (b) of this Section 1.2 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(i) All provisions of this Section 1.2 are subject to, and nothing in this Section 1.2 shall in any way limit the exercise, or the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors, which rights may be exercised without compliance with the provisions of this Section 1.2.

Section 1.3. Special Meetings; Notice.

Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation. Notice of every special meeting of the stockholders of the Corporation shall state the purpose(s) of such meeting. Except as otherwise required by law or section 1.2(h), the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

Section 1.4. Notice of Meetings.

Notice of the place, if any, date and time of all meetings of stockholders of the Corporation, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such meeting, and, in the case of all special meetings of stockholders, the purpose(s) of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which such meeting is to be held, to each stockholder entitled to notice of the meeting.

The Corporation may postpone or cancel any previously called annual or special meeting of stockholders of the Corporation by making a public announcement (as defined in Section 1.2(e)) of such postponement or cancellation prior to the meeting. When a previously called annual or special meeting is postponed to another time, date or place, if any, notice of the place (if any), date and time of the postponed meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 1.4 unless such meeting is postponed not more than 60 days after initial notice of the meeting was provided in conformity with this Section 1.4.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; however, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present and vote at such adjourned meeting, shall be given in conformity herewith to each stockholder of record entitled to vote at such adjourned meeting. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

Section 1.5. Quorum.

At any meeting of the stockholders, the holders of shares of stock of the Corporation entitled to cast a majority of the total votes entitled to be cast by the holders of all outstanding capital stock of the Corporation, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by applicable law or the Certificate of Incorporation. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date and time.

Section 1.6. Organization.

The Chairman of the Board of Directors or, in his or her absence, the person whom the Board of Directors designates or, in the absence of that person or the failure of the Board of Directors to designate a person, the Chief Executive Officer of the Corporation or, in his or her absence, the person chosen by the holders of a majority of the shares of capital stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders of the Corporation and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be the person the chairman appoints.

Section 1.7. Conduct of Business.

The chairman of any meeting of stockholders of the Corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.8. Proxies; Inspectors.

(a) At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by applicable law.

(b) Prior to a meeting of the stockholders of the Corporation, the Corporation shall appoint one or more inspectors to act at a meeting of stockholders of the Corporation and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before beginning the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors. The inspectors shall have the duties prescribed by applicable law.

Section 1.9. Voting.

Except as otherwise required by the rules or regulations of any stock exchange on which any capital stock of the Corporation may be listed or pursuant to any law or regulation applicable to the Corporation or its securities or by the Certificate of Incorporation or these bylaws, all matters other than the election of directors shall be determined by a majority of the votes cast on the matter affirmatively or negatively. All elections of directors shall be determined by a plurality of the votes cast.

Section 1.10. Stock List.

A complete list of stockholders of the Corporation entitled to vote at any meeting of stockholders of the Corporation, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any such stockholder, for any purpose germane to a meeting of the stockholders of the Corporation, for a period of at least 10 days before the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before such meeting date.

The stock list shall also be open to the examination of any such stockholder during the entire meeting. The Corporation may look to this list as the sole evidence of the identity of the stockholders entitled to vote at a meeting and the number of shares held by each stockholder.

Section 1.11. Written Consent.

Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of a meeting of stockholders.

SECTION 2—BOARD OF DIRECTORS

Section 2.1. Qualifications of Directors.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not prohibited by the DGCL or by the Certificate of Incorporation or by these bylaws required to be exercised or done by the stockholders. Directors need not be stockholders to be qualified for election or service as a director of the Corporation.

Section 2.2. Removal; Resignation.

~~Prior to the first date (the “Trigger Date”) on which investment funds affiliated with Thomas H. Lee Partners, L.P. and their respective successors and affiliates (collectively, the “THL Entities”) and investment funds affiliated with Advent International Corporation and their respective successors and affiliates (collectively, the “Advent Entities” and together with the THL Entities, the “Sponsor Holders” and each, a “Sponsor Holder”) cease collectively to beneficially own (directly or indirectly) more than 50% of the outstanding shares of Common Stock, any director or the entire Board of Directors may be removed with or without cause by the holders of a majority of the voting power of the outstanding shares of capital stock of the Company. At and following the Tigger Date, a~~Any director ~~that is not a Continuing Classified Director (as defined in the Certificate of Incorporation) or the entire Board of Directors~~ may be removed~~, but only~~ with or without cause~~,~~ by the holders of 75% of the voting power of the outstanding shares of capital stock of the Company. ~~Any director that is a Continuing Classified Director (as defined in the Certificate of Incorporation) may only be removed for cause by the holders of 75% of the voting power of the outstanding shares of capital stock of the Company.~~Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation.

Section 2.3. Regular Meetings.

Regular meetings of the Board of Directors shall be held at the place (if any), on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 2.4. Special Meetings.

Special meetings of the Board of Directors may be called by (i) the Chairman or Vice-Chairman of the Board of Directors or~~,~~ (ii) two or more directors then in office~~,or (iii) if prior to the Trigger Date, by any director nominated or designated for nomination by a Sponsor Holder,~~ and shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Notice of the place, if any, date and time of each special meeting shall be given to each director either (a) by mailing written notice thereof not less than five days before the meeting, or (b) by telephone, facsimile or other means of electronic transmission providing notice thereof not less than twenty-four hours before the meeting. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 2.5. Quorum.

At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes~~; provided that prior to the Trigger Date, it shall be necessary to constitute a quorum, in addition to a majority of the total number of directors then in office (a) that one director nominated or designated for nomination by the THL Entities (other than attendance for the sole purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened), provided in each case that such THL Entities then hold at least 10% of the outstanding shares of Common Stock, and (b) for an action of the Board of Directors taken at a meeting to be valid, directors that constitute a quorum must be present at the time that the vote on such action is taken. For the avoidance of doubt, prior to the Trigger Date, if directors that constitute a quorum are not present at the time that the vote on any action is taken, a quorum shall not be constituted with respect to such action, and any vote taken with respect to such action shall not be a valid action of the Board of Directors, notwithstanding that a quorum of the Board of Directors may have been present at the commencement of such meeting~~. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, if any, date or time, without further notice or waiver thereof.

Section 2.6. Participation in Meetings By Conference Telephone or Other Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting.

Section 2.7. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in the order and manner that the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in the Certificate of Incorporation or these bylaws or required by applicable law. The Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.8. Compensation of Directors.

The Board of Directors shall be authorized to fix the compensation of directors. The directors of the Corporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and shall be reimbursed a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as directors of the Corporation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may have their expenses, if any, of attendance of each meeting of such committee reimbursed and may be paid compensation for attending committee meetings or being a member of a committee.

SECTION 3—COMMITTEES

Section 3.1. Committees of the Board of Directors.

The Board of Directors may designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees, appoint a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. All provisions of this Section 3.1 are subject to, and nothing in this Section 3.1 shall in any way limit the exercise or method or timing of the exercise of, the rights of any person granted by the Corporation with respect to the existence, duties, composition or conduct of any committee of the Board of Directors.

SECTION 4—OFFICERS

Section 4.1. Generally.

The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurer, a Chief

Financial Officer and other officers as may from time to time be appointed by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The compensation of officers appointed by the Board of Directors shall be determined from time to time by the Board of Directors or a committee thereof or by the officers as may be designated by resolution of the Board of Directors.

Section 4.2. President.

Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have the power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 4.3. Vice President.

Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors or the President. One Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 4.4. Secretary and Assistant Secretaries.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

Section 4.5. Chief Financial Officer, Treasurer and Assistant Treasurers.

The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 4.6. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.7. Removal.

The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

Section 4.8. Action with Respect to Securities of Other Companies.

Unless otherwise directed by the Board of Directors, the President, or any officer of the Corporation authorized by the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equityholders of, or with respect to any action of, stockholders or equityholders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entity.

SECTION 5—STOCK

Section 5.1. Certificates of Stock.

Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided in the DGCL. Stock certificates shall be signed by, or in the name of the Corporation by, (i) the Chairman of the Board (if any) or the Vice Chairman of the Board (if any), the President or a Vice President, and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, or the Chief Financial Officer certifying the number of shares owned by such stockholder. Any signatures on a certificate may be by facsimile.

Section 5.2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation (within or without the State of Delaware) or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 5.3. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to regulations as the Board of Directors may establish concerning proof of the loss, theft or destruction and concerning the giving of a satisfactory bond or indemnity.

Section 5.4. Regulations.

The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by other regulations as the Board of Directors may establish.

Section 5.5. Record Date.

(a) In order for the Corporation to determine the stockholders of the Corporation entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by applicable law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders of the Corporation shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders of the Corporation shall apply to any postponement or adjournment of the meeting, provided, that the Board of Directors may fix a new record date for determination of the stockholders entitled to vote at a postponed or adjourned meeting, and in such case shall also fix the record date of the stockholders entitled to notice of such postponed or adjourned meeting at the same or on an earlier date as that fixed for determination of the stockholders entitled to vote at the postponed or adjourned meeting.

(c) In order that the Corporation may determine the stockholders of the Corporation entitled to consent to corporate action in writing without a meeting (until such time as stockholders are no longer permitted to act by written consent pursuant to the Certificate of Incorporation), the Board of Directors may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in any event no later than 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless the Board of Directors has previously fixed a record date pursuant to the first sentence hereof). If no record date has been fixed by the Board of Directors pursuant to the first sentence hereof or otherwise within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, where no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered agent in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are reported. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking the prior action.

(d) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 6—NOTICES

Section 6.1. Notices.

Except as otherwise provided herein or permitted by applicable law, notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. If mailed, notice to a stockholder of the Corporation shall be deemed given when deposited in the mail, postage prepaid, directed to a stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders of the Corporation may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 6.2. Waivers.

A written waiver of any notice, signed by a stockholder or director, or a waiver by electronic transmission by such person or entity, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or entity. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7—MISCELLANEOUS

Section 7.1. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 7.2. Reliance upon Books, Reports, and Records.

Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

Section 7.3. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors. If the Board of Directors makes no determination to the contrary, the fiscal year of the Corporation shall be the twelve months ending with December 31, in each year.

Section 7.4. Time Periods.

In applying any provision of these bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 8—AMENDMENTS

These bylaws may be altered, amended or repealed in accordance with the Certificate of Incorporation and the DGCL.

PARTY CITY HOLDCO INC. 80 GRASSLANDS ROAD ELMSFORD, NY 10523 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 5, 2019 for shares held directly and by 11:59 p.m. Eastern Time on June 3, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 5, 2019 for shares held directly and by 11:59 p.m. Eastern Time on June 3, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E71291-P19308 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PARTY CITY HOLDCO INC. The Board of Directors recommends you vote FOR ALL of the Nominees listed in proposals 2 and 3, as applicable, and FOR proposals 1, 4 and 5. For Against Abstain 1. Approval of the Company’s Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors of the Company. 2. If Proposal 1 is approved by the Company’s stockholders, For Withhold For All election of each of: All All Except Nominees: To withhold authority to vote for any individual 01) Todd M. Abbrecht 06) Lisa K. Klinger nominee(s), mark “For All Except” and write the 02) Steven J. Collins 07) Norman S. Matthews number(s) of the nominee(s) on the line below. 03) William S. Creekmuir 08) Michelle Millstone-Shroff 04) Douglas A. Haber 09) Gerald C. Rittenberg 05) James M. Harrison 10) Morry J. Weiss 3. If Proposal 2 is not approved by the Company’s stockholders, election of each of: For Withhold For Against Abstain Nominees: 3a. Todd M. Abbrecht* 4. To approve, on an advisory basis, the compensation paid by the Company to its named executive officers. 3b. Douglas A. Haber* 5. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal 2019. 3c. Lisa K. Klinger* NOTE: Such other business as may properly come before the meeting or any adjournment thereof. * as Class I directors for a term of three years. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. E71292-P19308 PARTY CITY HOLDCO INC. Annual Meeting of Stockholders June 6, 2019 10:00 AM, EDT This proxy is solicited by the Board of Directors The stockholders hereby appoint James M. Harrison and Joseph J. Zepf, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PARTY CITY HOLDCO INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 6, 2019, at the Amscan Showroom, 100 Grasslands Road, Elmsford, NY 10523 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side